Exhibit 4.14

EXECUTION VERSION

Dated 21 February 2020

SIBANYE GOLD LIMITED

AS ISSUER
AND

SIBANYE STILLWATER LIMITED

AS NEW GUARANTOR
AND

STILLWATER MINING COMPANY

KROONDAL OPERATIONS PROPRIETARY LIMITED

AS EXISTING GUARANTORS
AND

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

AS TRUSTEE

SECOND SUPPLEMENTAL TRUST DEED

modifying the Trust Deed dated 26 September 2017 as amended on 28 March 2018 in respect of the

USD450,000,000 1.875 per cent. Guaranteed Convertible Bonds due 2023

Linklaters LLP

Ref: BJD/VGS

THIS SECOND SUPPLEMENTAL TRUST DEED is made on 21 February 2020

BETWEEN:

(1)        SIBANYE GOLD LIMITED, a public company with limited liability incorporated under the laws of the Republic of South Africa (the "Issuer");

(2)        SIBANYE STILLWATER LIMITED, a company incorporated and registered under the laws of the Republic of South Africa (“SSL”).

(3)        STILLWATER MINING COMPANY, a corporation incorporated under the laws of the State of Delaware (the "Delaware Guarantor");

(4)        KROONDAL OPERATIONS PROPRIETARY LIMITED, a private company with limited liability incorporated under the laws of the Republic of South Africa (“Kroondal” and together with SSL and the Delaware Guarantor, the “Guarantors”); and

(5)        BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at One Canada Square, London E14 5AL, United Kingdom (the "Trustee", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Bondholders (as defined below).

WHEREAS:

(A)       This Second Supplemental Trust Deed is supplemental to the trust deed dated 26 September 2017 as amended by the first supplemental trust deed dated 28 March 2018 (the “Existing Trust Deed”) made between the Issuer, the Delaware Guarantor, Kroondal and the Trustee relating to USD 450,000,000 1.875 per cent. Guaranteed Convertible Bonds due 2023 issued by the Issuer (the “Bonds”).

(B)       Under a scheme of arrangement SSL will become the new holding company of the Issuer (the “Newco Scheme”) with effect from the Implementation Date (as defined below). Pursuant to Condition 11(g) of the terms and conditions of the Bonds (the “Conditions”), the Conditions and the Trust Deed shall be amended to ensure that with effect from the Implementation Date, (i) SSL becomes a guarantor under the Bonds and the Trust Deed; (ii) on exercise of Conversion Rights by the Bondholders under the Conditions, the Bonds will be converted into fully paid ordinary shares in the capital of SSL (the “SSL Shares”) in accordance with and subject to the Conditions and the Trust Deed; and (iii) the Trustee and the Bondholders are provided with at least the same protections and benefits following the implementation of the NewCo Scheme as they had prior to its implementation pursuant to the Trust Deed and the Conditions (including without limitation, the adjustment and related provisions (in Condition 6), the Events of Default (in Condition 10) and the Undertakings (in Condition 11)). “Implementation Date” means the date on which the Newco Scheme is to be implemented, being the first South African business day following the Scheme Record Date, which is expected to be 24 February 2020; and the “Scheme Record Date” refers to the date on which the Issuer’s shareholders must be recorded in the register in order to receive consideration under the Newco Scheme, being 21 February 2020.

(C)       The Issuer and the Guarantors (together, the “Obligors”) have certified to the Trustee that the amendments contemplated by this Second Supplemental Trust Deed (a) are not materially prejudicial to the interests of Bondholders and do not constitute an amendment to the proviso to paragraph 7 of Schedule 3 to the Trust Deed or any matters referred to in that proviso or (b) are required to comply with the provisions of Condition 11(g), and the Trustee has entered into this Second Supplemental Trust Deed in reliance on the powers conferred and obligations imposed on it by Condition 11(g) and Condition 14.2 of the Conditions and Clause 19.2 (Modification) of the Trust Deed.

NOW THIS SECOND SUPPLEMENTAL TRUST DEED WITNESSETH AND IT IS HEREBY DECLARED as follows:

1            Interpretation

In this Second Supplemental Trust Deed unless there is anything in the subject or context inconsistent therewith, words not defined herein shall have the meaning given to them in the Existing Trust Deed.

In addition, “Trust Deed” shall mean the Existing Trust Deed as supplemented by this Second Supplemental Trust Deed (as further amended, modified, supplemented and/or replaced from time to time).

2           Modification of Existing Trust Deed

The provisions of the Existing Trust Deed (including the Bonds and the Conditions) are hereby modified with effect on and from the Implementation Date as follows:

2.1         SSL agrees to accede and on the Implementation Date shall accede to the Existing Trust Deed as a guarantor and undertakes to be bound by the provisions of the Existing Trust Deed as if it had originally been named as a guarantor thereunder. All references in the Trust Deed, the Conditions and the Global Certificate to the “Guarantors”, “each Guarantor”, “Each Guarantor”, “Each of the Guarantors”, “relevant Guarantor”, “any Guarantor”, “Guarantee” and “Guaranteed” and like words or phrases shall be read and construed henceforth accordingly.

2.2        Clause 13 in the Existing Trust Deed shall be deleted and replaced with the following clause:

13         Conversion

13.1      Conversion Right

Subject as provided in the Conditions, the holder of each Bond will have the right (the "Conversion Right") to convert such Bond into fully paid Ordinary Shares (subject to the Issuer's right to make a Cash Settlement Election in accordance with Condition 6.2), at any time (subject to any applicable fiscal or other laws or regulations and as provided in the Conditions) during the Conversion Period.

13.2      Undertaking in respect of Conversion Rights

The Issuer unconditionally and irrevocably undertakes to procure the due and punctual delivery/payment (as applicable) of the Cash Settlement Amount (if applicable) and Ordinary Shares (if applicable), in the manner and by the time required by the Conditions, required to be delivered/paid to Bondholders upon exercise of Conversion Rights.

13.3      Adjustment to the Conversion Price

The Issuer hereby undertakes to and covenants with the Trustee that, so long as any of the Bonds remains outstanding, it will whenever the Conversion Price falls to be adjusted pursuant to the Conditions:

13.3.1    as soon as practicable deliver to the Trustee a certificate signed by two Authorised Signatories (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require (provided that the Trustee shall have no duty to monitor or investigate the content of such certificate and shall be entitled to assume that all information contained in such certificate is true, accurate and complete, in all respects); and

13.3.2   within 14 days thereafter give notice to the Bondholders in accordance with Condition 17 of the adjustment to the Conversion Price.

13.4       SSL Conversion Right Guarantee Covenant

SSL undertakes and guarantees to and covenants with the Trustee that, if the Issuer fails to perform its obligations to deliver or procure the delivery of Ordinary Shares (or, if a Cash Settlement Election has been made, to pay the relevant Cash Settlement Amount) upon exercise of Conversion Rights, in each case as and when due, SSL shall deliver or procure the delivery of such Ordinary Shares (or, as the case may be, pay such Cash Settlement Amount) to or as directed by the relevant Bondholder.

2.3         Schedule 2 Part 2 (Terms and Conditions) in the Existing Trust Deed shall be deleted in its entirety and replaced with the Terms and Conditions set out in Appendix 1 of the Second Supplemental Trust Deed.

3           Effect of Second Supplemental Trust Deed

3.1        This Second Supplemental Trust Deed is supplemental to the Existing Trust Deed, and save as expressly provided herein the Existing Trust Deed shall continue in full force and effect.

3.2        With effect from the date of this Second Supplemental Trust Deed, the Existing Trust Deed and this Second Supplemental Trust Deed shall be read and construed together as one deed.

3.3       A memorandum of this Second Supplemental Trust Deed shall be endorsed on the original of the Existing Trust Deed by the Trustee and on the duplicate thereof by the Issuer.

4          Obligors’ confirmation

Each of the Obligors consents to the execution, delivery and performance by each other Obligor of this Second Supplemental Trust Deed and each of the Issuer and the Existing Guarantors confirms that each guarantee and indemnity (as applicable) given by it in the Existing Trust Deed (including, without limitation, the Bonds Guarantee) remains in full force and effect and extends to guaranteeing the obligations of the Issuer to the Trustee as supplemented and amended by this Second Supplemental Trust Deed.

5           Counterparts

This Second Supplemental Trust Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Second Supplemental Trust Deed may enter into the same by executing and delivering a counterpart.

6            Expenses

The Issuer agrees to pay the Trustee its properly incurred expenses in connection with the preparation, negotiation and execution of this Second Supplemental Trust Deed including without limitation, legal expenses and all applicable taxes on any such expenses.

7           Governing Law

This Second Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

8           Submission to Jursidiction

8.1         Each of the Issuer and the Guarantors irrevocably agrees for the benefit of the Trustee and the Bondholders that the courts of England are to have non-exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Second Supplemental Trust Deed (including a dispute relating to any non-contractual obligations arising out of or in connection with these presents) and accordingly submits to the non-exclusive jurisdiction of the English courts. Each of the Issuer and the Guarantors waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. To the extent allowed by law, the Trustee and the Bondholders may take any suit, action or proceeding arising out of or in connection with this Second Supplemental Trust Deed (including any suit, action or proceedings relating to any non-contractual obligations arising out of or in connection with these presents) (together referred to as “Proceedings”) against each of the Issuer and the Guarantors in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

8.2         Each of the Issuer and the Guarantors irrevocably and unconditionally appoints Hackwood Secretaries Limited at its registered office for the time being (and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuer and/or the Guarantors (as the case may be) may nominate in writing to the Trustee for the purpose) to accept service of process on its behalf in England in respect of any Proceedings. Each of the Issuer and the Guarantors:

8.2.1      agrees that failure by any such person to give notice of such service of process to the Issuer or the relevant Guarantor shall not impair the validity of such service or of any judgment based thereon; and

8.2.2      agrees that nothing in this Second Supplemental Trust Deed shall affect the right to serve process in any other manner permitted by law.

9           Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Second Supplemental Trust Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Second Supplemental Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Second Supplemental Trust Deed has been executed as a deed by the Issuer, the Guarantors and the Trustee and delivered on the day and year first written above.

SIGNATORIES

Issuer

EXECUTED as a DEED by
SIBANYE GOLD LIMITED
acting by:	/s/ Charl Keyter
Director

Guarantors

EXECUTED as a DEED by
SIBANYE STILLWATER LIMITED
acting by:	/s/ Lerato Matlosa
Secretary

EXECUTED as a DEED by
STILLWATER MINING COMPANY
acting by:	/s/ Charl Keyter
Director

EXECUTED as a DEED by
KROONDAL OPERATIONS PROPRIETARY LIMITED
acting by:	/s/ Lerato Matlosa
Secretary

Signature page to the Supplemental Trust Deed

:
Trustee

EXECUTED as a DEED by:
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
acting by:

Authorised Signatory	/s/ Thomas Vanson
Authorised Signatory

Authorised Signatory	/s/ Anthony Edet
Authorised Signatory

Witnessed by:	/s/ Tina Howson
Vice President

Name:	Tina Howson

Address: One Canada Square, London E14 5AL, United Kingdom

Signature page to the Supplemental Trust Deed

APPENDIX 1

TERMS AND CONDITIONS OF THE BONDS

The following, subject to completion and amendment, and save for the paragraphs in italics, is the text of the Terms and Conditions of the Bonds.

The issue of the USD 450,000,000 1.875 per cent. Guaranteed Unsecured Convertible Bonds due 2023 (the "Bonds", which expression shall, unless otherwise indicated, include any Further Bonds (as defined below)) was (save in respect of any such Further Bonds) authorised by a resolution of the Board of Directors of Sibanye Gold Limited (the "Issuer") passed on 18 September 2017. The giving of the guarantee by each of Sibanye Stillwater Limited (“SSL”), Stillwater Mining Company and Kroondal Operations Proprietary Limited (each a "Guarantor" and, together, the "Guarantors") in respect of the Bonds was authorised by resolutions of the Board of Directors of each of Stillwater Mining Company and Kroondal Operations Proprietary Limited each passed on 18 September 2017 and of SSL passed on 10 February 2020. The Bonds are constituted by a trust deed originally dated 26 September 2017 as amended by a first supplemental trust deed dated 28 March 2018 and a second supplemental trust deed dated 21 February 2020 (as modified and/or supplemented and/or restated from time to time) (the "Trust Deed") between the Issuer, the Guarantors and BNY Mellon Corporate Trustee Services Limited (the "Trustee", which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. The statements set out in these Terms and Conditions (the "Conditions") are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the registered certificates (the "Certificates") representing the Bonds. The Bondholders (as defined below) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer and Conversion Agency Agreement originally dated 26 September 2017 as amended by a first supplemental agency agreement dated 21 February 2020 (as modified and/or supplemented and/or restated from time to time) (the "Agency Agreement") relating to the Bonds between the Issuer, the Guarantors, the Trustee, The Bank of New York Mellon, London Branch (the "Principal Paying, Transfer and Conversion Agent", which expression shall include any successor as Principal Paying, Transfer and Conversion Agent under the Agency Agreement), the other Paying, Transfer and Conversion Agents for the time being (such persons, together with the Principal Paying, Transfer and Conversion Agent, being referred to below as the "Paying, Transfer and Conversion Agents", which expression shall include their successors as Paying, Transfer and Conversion Agents under the Agency Agreement) and The Bank of New York Mellon SA/NV, Luxembourg Branch in its capacity as registrar (the "Registrar", which expression shall include any successor as registrar under the Agency Agreement). The Issuer and the Guarantors have also entered into a Calculation Agency Agreement originally dated 26 September 2017 as amended by a first supplemental calculation agency agreement dated 21 February 2020 (as modified and/or supplemented and/or restated from time to time) (the "Calculation Agency Agreement") with Conv-Ex Advisors Limited (the "Calculation Agent" which expression shall include any successor as calculation agent under the Calculation Agency Agreement) whereby the Calculation Agent has been appointed to make certain calculations in relation to the Bonds.

Copies of each of the Trust Deed, the Agency Agreement and the Calculation Agency Agreement are available for inspection by prior appointment during normal business hours at the specified offices of the Paying, Transfer and Conversion Agents and the Registrar.

The Bonds are convertible into fully paid ordinary shares in the capital of SSL ("Ordinary Shares") (subject to the Issuer's right to make a Cash Settlement Election in accordance with Condition6.2).

The Share Settlement Condition was satisfied and the relevant Shareholder Resolutions were approved (each as defined in the original Trust Deed) in respect of the Bonds on 4 December 2017 and consequently the Share Conversion Start Date (as defined in the original Trust Deed) occurred on 8 January 2018.

Capitalised terms used but not defined in these Conditions shall have the meanings provided in the Trust Deed unless, in any case, the context otherwise requires or unless otherwise stated.

1.          FORM, DENOMINATION, TITLE, STATUS AND GUARANTEE

1.1        Form and Denomination

The Bonds are in registered form, serially numbered, in principal amounts of USD 200,000 each ("authorised denominations").

1.2        Title

Title to the Bonds will pass by transfer and registration as described in Condition 4. The holder (as defined below) of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as applicable) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof), and no Person will be liable for so treating the holder.

1.3        Status of the Bonds

The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer and rank and will rank at all times pari passu and rateably, without any preference among themselves, and equally with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

1.4        Guarantee of the Bonds and SSL Conversion Right Guarantee Covenant

(a)          Bonds Guarantee: The payment of all amounts payable in respect of the Bonds and all other moneys payable under or pursuant to the Trust Deed have been jointly and severally unconditionally and irrevocably guaranteed by the Guarantors in the Trust Deed (the "Bonds Guarantee"). The obligations of each Guarantor under the Bonds Guarantee are direct, unconditional, unsubordinated and (subject Condition 2) unsecured obligations of the relevant Guarantor and rank and will rank at all times equally with all other existing and future unsecured (subject to Condition 2) and unsubordinated indebtedness of the relevant Guarantor, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

(b)          SSL Conversion Right Guarantee Covenant: SSL has undertaken and guaranteed to and covenanted with the Trustee in the Trust Deed that, if the Issuer fails to perform its obligations to deliver or procure the delivery of Ordinary Shares (or, if a Cash Settlement Election has been made, to pay the relevant Cash Settlement Amount) upon exercise of Conversion Rights, in each case as and when due, SSL shall deliver or procure the delivery of such Ordinary Shares (or, as the case may be, pay such Cash Settlement Amount) to or as directed by the relevant Bondholder.

2.          NEGATIVE PLEDGE

So long as any of the Bonds remain outstanding (as defined in the Trust Deed), the Issuer and SSL will not, and SSL will not permit any of its Material Subsidiaries to, directly or indirectly, create or permit to subsist, any Security Interest upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or Guarantee of Relevant Indebtedness without at the same time or prior thereto (a) securing the Bonds equally and rateably therewith to the satisfaction of the Trustee or (b) providing such other security for the Bonds as the Trustee may in its absolute discretion consider to be not materially less beneficial to the interests of the Bondholders or as may be approved by an Extraordinary Resolution of the Bondholders.

3.          DEFINITIONS

In these Conditions, unless otherwise provided:

"Additional Ordinary Shares" has the meaning provided in Condition 6.4.

"Adjustment Reference Date" means, in relation to any adjustment to be made to the Conversion Price pursuant to Condition 6.3, the Ex-Date in relation to the event in respect of which such adjustment is made (or, in the case of Conditions 6.3(f), 6.3(g) and 6.3(h), the relevant date of first public announcement).

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Applicable Law" means in relation to a Person, all and any:

(a)           statutes and subordinate legislation;

(b)           treaties, regulations, ordinances, decrees and directives;

(c)           by-laws;

(d)           codes of practice, circulars, guidance notices, judgements and decisions of any competent authority;

(e)           any present or future common law; and

(f)           other similar provisions, from time to time.

"Asset Fair Market Value" means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of SSL in good faith; provided that if the fair market value exceeds U.S.$50.0 million, such determination shall be made by the Board of Directors of SSL or an authorised committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

"Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with IFRS; provided, however, that if such Sale/Leaseback Transaction results in a Capitalised Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalised Lease Obligations".

"authorised denominations" has the meaning provided in Condition1.1.

"Authorised Signatories" has the meaning given to it in the Trust Deed.

"Bankruptcy Law" means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law (whether of South Africa or any other jurisdiction) for the relief of debtors.

"Bondholder" and "holder" mean the Person in whose name a Bond is registered in the Register.

"business day" means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

"Capitalised Lease Obligations" means an obligation that would have been required to be classified and accounted for as a capitalised lease for financial reporting purposes in accordance with IFRS as in effect on the Closing Date. The amount of Indebtedness represented by such obligation will be the capitalised amount of such obligation at the time any determination thereof is to be made as determined in accordance with IFRS as in effect on the Closing Date, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

"Cash Dividend" means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of "Spin-Off" and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of "Dividend", and for the avoidance of doubt, a Dividend falling within paragraphs (c) or (d) of the definition of "Dividend" shall be treated as being a Non-Cash Dividend.

"Cash Settlement Amount" means an amount in U.S. dollars (rounded to the nearest cent, with half a cent being rounded upwards) calculated by the Calculation Agent in accordance with the following formula:

where:
CSA	=	the Cash Settlement Amount;
Sn	=

the Number of Cash Settled Shares in effect on such dealing day in respect of such exercise, provided that if any such dealing day falls on or after an Adjustment Reference Date in relation to any adjustment which is required to be made to the Conversion Price pursuant to Condition 6.3 in circumstances where such adjustment is not yet in effect on such dealing day (or where, in the case of (ii) above, any such adjustment to the Conversion Price was disregarded pursuant to limb (B) of the definition of "Number of Reference Shares"), then (in the case of (i) above) the Conversion Price in effect on such dealing day shall for the purpose of this definition only be multiplied by, or (in the case of (ii) above) the Number of Cash Settled Shares in effect on such dealing day shall for the purpose of this definition only be divided by, (1) the adjustment factor determined in accordance with the Conditions by the Calculation Agent to be applicable in respect of the relevant Conversion Price adjustment or (2) (if such adjustment factor cannot be determined by the Calculation Agent in accordance with the Conditions on or prior to the third London business day prior to the CSA Settlement Date) such adjustment factor as is determined in good faith by an Independent Adviser to be appropriate;

Pn	=	the Volume Weighted Average Price of an Ordinary Share on the nth dealing day of the Cash Settlement Calculation Period, translated into US dollars at the Prevailing Rate on such dealing day; and
N	=	20, being the number of dealing days in the Cash Settlement Calculation Period.

"Cash Settlement Calculation Period" means a period of 20 consecutive dealing days commencing on the Cash Settlement Calculation Commencement Date.

"Cash Settlement Calculation Commencement Date" means the third dealing day following the Cash Settlement Election Date.

"Cash Settlement Election" has the meaning provided in Condition 6.2.

"Cash Settlement Election Date" has the meaning provided in Condition 6.2 "Cash Settlement Election Notice" has the meaning provided in Condition 6.2.

"Change of Control" has the meaning provided in Condition 6.3(j).

"Change of Control Conversion Price" has the meaning provided in Condition 6.3(j).

"Change of Control Notice" has the meaning provided in Condition 6.8.

"Change of Control Period" means the period commencing on the occurrence of a Change of Control and ending 60 calendar days following the Change of Control or, if later, 60 calendar days following the date on which a Change of Control Notice in relation to such Change of Control is given to Bondholders as required by Condition 6.8.

"Change of Control Put Date" has the meaning provided in Condition 7.5.

"Change of Control Put Exercise Notice" has the meaning provided in Condition 7.5.

"Clearing Systems" has the meaning provided in Condition 8.9.

"Clearing System Business Day" has the meaning provided in Condition 8.9.

"Closing Date" means 26 September 2017.

"Closing Price" means, in respect of an Ordinary Share or any Security, Spin-Off Security, option, warrant or other right or asset on any dealing day, the closing price on the Relevant Stock Exchange on such dealing day of an Ordinary Share or, as the case may be, such Security, Spin-Off Security, option, warrant or other right or asset published by or derived from Bloomberg page HP (or any successor page) (setting Last Price, or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of the Relevant Stock Exchange in respect of such Ordinary Share, Security, Spin-Off Security, option, warrant or other right or asset (all as determined by the Calculation Agent) (and for the avoidance of doubt such Bloomberg page for the Ordinary Shares as on 24 February 2020 is SSW SJ Equity HP), if available or, in any such case, such other source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such dealing day and translated, if not in the Relevant Currency, into the Relevant Currency by the Calculation Agent at the Prevailing Rate on such dealing day, provided that if on any such dealing day (for the purpose of this definition, the "Affected Day") such price is not available or cannot otherwise be determined as provided above, the Closing Price of an Ordinary Share, Security, Spin-Off Security, option, warrant, or other right or asset, as the case may be, in respect of such dealing day shall be the Closing Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined, and further provided that if such immediately preceding dealing day falls prior to the fifth day before the Affected Day, an Independent Adviser (acting reasonably) shall determine the Closing Price in good faith, all as determined in good faith by (where specifically provided above) an Independent Adviser or (in any other case) the Calculation Agent.

"Commodity Agreement" means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by SSL or any of its Material Subsidiaries designed to protect SSL or any of its Material Subsidiaries against fluctuations in the price of commodities actually used, produced or sold in the ordinary course of business of SSL and its Material Subsidiaries.

"Companies Act" means the Companies Act 2008 of South Africa.

"Conversion Date" has the meaning provided in Condition 6.9.

"Conversion Notice" has the meaning provided in Condition 6.9.

"Conversion Period" has the meaning provided in Condition 6.1.

"Conversion Period Commencement Date" has the meaning provided in Condition 6.1.

"Conversion Price" has the meaning provided in Condition 6.1.

"Conversion Right" has the meaning given to it in Condition 6.1.

"CSA Settlement Date" means the date falling five London business days following the last day of the relevant Cash Settlement Calculation Period in accordance with instructions contained in the relevant Conversion Notice.

"Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary, in each case designed to protect such Person against fluctuations in currency exchange rates.

"Current Market Price" means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date, as determined in good faith by the Calculation Agent, provided that:

(a)          for the purposes of determining the Current Market Price pursuant to Condition 6.3(d) or 6.3(f) in circumstances where the relevant event relates to an issue of Ordinary Shares, if at any time during the said five dealing-day period (which may be on each of such five dealing days) the Volume Weighted Average Price shall have been based on a price ex- Dividend (or ex- any other entitlement) and/or during some other part of that period (which may be on each of such five dealing days) the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), in any such case which has been declared or announced, then:

(i)          if the Ordinary Shares to be issued or transferred and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Ex-Date in respect of such Dividend or entitlement (or, where on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), as at the date of first public announcement of such Dividend or entitlement), in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

(ii)         if the Ordinary Shares to be issued or transferred and delivered (if applicable) do rank for the Dividend or entitlement in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Ex-Date in respect of such Dividend (or entitlement), in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; and provided further that,

(b)           for the purpose of any calculation or determination required to be made pursuant to paragraphs (a)(i) or (a)(ii) of the definition of "Dividend", if on any of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum the relevant Dividend or capitalisation giving rise to the requirement to make such calculation or determination, the Volume Weighted Average Price on any such dealing day shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of the relevant Dividend as at the Ex-Date in respect of such Dividend, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; and

(c)          for any other purpose, if any day during the said five dealing day period was the Ex-Date in relation to any Dividend (or any other entitlement) the Volume Weighted Average Prices that shall have been based on a price cum- such Dividend (or cum-such entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Ex-Date in respect of such Dividend or entitlement.

"dealing day" means a day on which the Relevant Stock Exchange is open for business and on which Ordinary Shares, Securities, Spin-Off Securities, options, warrants or other rights or assets (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange is scheduled to or does close prior to its regular weekday closing time).

"Deferred Revenue Financing Arrangement" means any financing transaction, including any stream transaction or royalty agreement, (x) pursuant to which (a) SSL or any of its Material Subsidiaries receives cash advances or deposits in respect of future revenues from the sale of specified mineral assets to a Person other than an Affiliate, (b) such liability in relation to such financial transaction is amortised upon the delivery or sale of such mineral assets and (c) there is no obligation to sell a minimum amount of the relevant mineral assets and (y) which financing transaction is customary in the mining business.

A "De-Listing Event" shall occur if:

(a)         (other than pursuant to an Exempt Newco Scheme) the Ordinary Shares at any time cease to be admitted to trading and listing on the JSE or the JSE announces that the Ordinary Shares will cease to be admitted to trading and listing on the JSE unless the Ordinary Shares are immediately admitted to trading and/or listing on another internationally recognised, regularly operating and regulated stock exchange; or

(b)         trading of the Ordinary Shares on the JSE (or, if the Ordinary Shares at any time cease to be admitted to trading and listing on the JSE and the Ordinary Shares at the relevant time are admitted to trading and/or listing on another internationally recognised, regularly operating and regulated stock exchange, trading of the Ordinary Shares on such exchange) is suspended for a period of ten consecutive dealing days or more, provided that trading of the Ordinary Shares shall not be considered to be suspended on any dealing day on which a general suspension of trading on the relevant stock exchange has occurred or where such suspension is in connection with a Scheme of Arrangement or merger, amalgamation or consolidation relating to SSL.

"De-Listing Event Notice" has the meaning provided in Condition 7.6;

"De-Listing Event Period" means the period commencing on the occurrence of the De-Listing Event and ending 60 days following the De-Listing Event or, if later, 60 days following the date on which a De-Listing Event Notice is given.

"De-Listing Event Put Date" has the meaning provided in Condition 7.6;

"De-Listing Event Put Exercise Notice" has the meaning provided in Condition 7.6;

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a)         matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)         is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of SSL or its Material Subsidiaries (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(c)         is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Bonds or the date the Bonds are no longer outstanding (as defined in the Trust Deed); provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require SSL or its Material Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control (defined in a substantially identical manner to the corresponding definition in these Conditions) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that SSL or its Material Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by SSL with the provisions described under Condition 7.5.

"Dividend" means any dividend or distribution to Shareholders (including a Spin Off) whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), provided that:

(a)           where:

(i)          a Dividend in cash is announced which may at the election of a Shareholder or Shareholders be satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where an issue or delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves is announced which may at the election of a Shareholder or Shareholders be satisfied by the payment of cash, then the Dividend or capitalisation in question shall be treated as a Dividend of an amount equal to the greater of (i) the Fair Market Value of such cash amount and (ii) the Current Market Price of such Ordinary Shares or, as the case may be, Fair Market Value of such other property or assets, in any such case as at the Ex-Date in respect of the relevant Dividend or capitalisation or, if later, the date on which the number of Ordinary Shares (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined; or

(ii)        (x) there shall be any issue or delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced) or a Dividend in cash is announced that is to be satisfied by the issue or delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve), or (y) any issue or delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) that is to be satisfied by the payment of cash (in the case of each of (x) and (y) above other than in circumstances subject to proviso (i) above), then, in the case of (x) the capitalisation or Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Ordinary Shares or, as the case may be, the Fair Market Value of such other property or assets, as at the Ex-Date in respect of the relevant capitalisation or Dividend or, if later, the date on which the number of Ordinary Shares to be issued or transferred and delivered is determined, and, in the case of (y), the capitalisation in question shall be treated as a Dividend of an amount equal to the Fair Market Value of such cash amount as at such Ex-Date;

(b)          any issue of Ordinary Shares falling within Condition 6.3(a) or 6.3(b) shall be disregarded;

(c)          any purchase or redemption or buy back of share capital of SSL by or on behalf of SSL or any of its Subsidiaries shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Ordinary Shares by or on behalf of SSL or any of its Subsidiaries, the weighted average price per Ordinary Share (before expenses) on any one day (a "Specified Share Day") in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5% the Current Market Price of an Ordinary Share on the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price or where a tender offer is made, on the date of such announcement or the date of first public announcement of such tender offer (and regardless whether or not a price per Ordinary Share, a minimum price per Ordinary Share or a price range or a formula for the determination thereof is or is not announced at such time), in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in the amount by which the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased, redeemed or bought back by or on behalf of SSL or, as the case may be, any of its Subsidiaries (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105% of such Current Market Price and (ii) the number of Ordinary Shares so purchased, redeemed or bought back, all as determined by the Calculation Agent;

(d)          if SSL or any of its Subsidiaries shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Adviser;

(e)          where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by SSL for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Ordinary Shares held by them from a Person other than (or in addition to) SSL, such dividend or distribution shall for the purposes of these Conditions be treated as a dividend or distribution made or paid to Shareholders by SSL, and the foregoing provisions of this definition and the provisions of these Conditions shall be construed accordingly;

(f)           where a Dividend in cash is declared which provides for payment by SSL to Shareholders in the Relevant Currency or an amount in cash is or may be paid in the Relevant Currency, whether at the option of Shareholders or otherwise, it shall be treated as a Cash Dividend in the amount of such Relevant Currency or, as the case may be, an amount in such Relevant Currency, and in any other case it shall be treated as a Cash Dividend or, as the case may be, an amount in cash in the currency in which it is payable by SSL; and

(g)          a dividend or distribution that is a Spin-Off shall be deemed to be a Dividend paid or made by SSL,

and any such determination shall be made on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit.

"Equity Share Capital" means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution.

"Eskom" means Eskom SOC Limited, the South African electricity public utility doing business under the name Eskom.

"Ex-Date" means (other than for the purpose of Condition 6.3(c)), in respect of any Dividend, capitalisation, Securities, rights, options and warrants or other entitlement, the first day on which the Ordinary Shares are traded ex- the relevant Dividend, capitalisation, Securities, rights, options and warrants or other entitlement on the Relevant Stock Exchange.

"Exempt Newco Scheme" means a Newco Scheme where, immediately after implementation of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are (1) admitted to trading on the Relevant Stock Exchange or (2) admitted to listing on such other regulated, regularly operating, recognised stock exchange or securities market as SSL or Newco may determine.

"Existing Shareholders" has the meaning provided in the definition of "Newco Scheme".

"Extraordinary Resolution" has the meaning provided in the Trust Deed.

"Fair Market Value" means, with respect to any property on any date, (i) in the case of a Cash Dividend, the amount of such Cash Dividend, as determined by the Calculation Agent; (ii) in the case of any other cash amount, the amount of such cash, as determined by the Calculation Agent; (iii) in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Stock Exchange of adequate liquidity (as determined by the Calculation Agent), (a) in the case of Securities or Spin-Off Securities (in each case to the extent constituting Equity Share Capital), the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (b) in the case of Securities or Spin-Off Securities (in each case other than to the extent constituting Equity Share Capital), options, warrants or other rights or assets, the arithmetic mean of the daily Closing Prices of such Securities, Spin-Off Securities, options, warrants or other rights or assets, in the case of both (a) and (b) during the period of five dealing days on the Relevant Stock Exchange commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded on the Relevant Stock Exchange, all as determined by the Calculation Agent; (iv) in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded (as aforesaid), an amount equal to the fair market value thereof as determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall be translated if necessary into the Relevant Currency (if not expressed in the Relevant Currency) at the Prevailing Rate on that date, as determined by the Calculation Agent. In addition, in the case of (i) and (ii), the Fair Market Value shall be determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made on account of tax and any associated tax credit.

"Final Maturity Date" means 26 September 2023.

"Financial Markets Act" means the Financial Markets Act, 2012 of South Africa;

"Further Bonds" means any further Bonds issued pursuant to Condition 18 and consolidated and forming a single series with the then outstanding Bonds.

"Global Certificate" has the meaning provided in Condition 8.9.

"Group" means SSL and its Subsidiaries taken as a whole and "member of the Group" shall be construed accordingly.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or Relevant Indebtedness (as the case may be) of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)         to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or Relevant Indebtedness (as the case may be) of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep- well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)        entered into for purposes of assuring in any other manner the obligee of such Indebtedness or Relevant Indebtedness (as the case may be) of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

"IFRS" means the international financial reporting standards as issued by the International Accounting Standards Board as in effect from time to time.

"Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Material Subsidiary of SSL (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Material Subsidiary at the time it becomes a Material Subsidiary of SSL; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(a)          the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b)          the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)          the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(d)          the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with IFRS;

(e)          Capitalised Lease Obligations and Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(f)           the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Material Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(g)          the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Asset Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(h)          the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor); and

(i)           to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time).

Notwithstanding the foregoing: (i) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness"; provided that such money is held to secure the payment of such interest; (ii) in connection with the purchase by SSL or any of its Material Subsidiaries of any business, the term "Indebtedness" will exclude post-closing payment adjustments or earn-out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (iii) "Indebtedness" shall be calculated without giving effect to any increase or decrease in Indebtedness as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; (iv) Reclamation Obligations are not and will not be deemed to be Indebtedness; (v) any liabilities pursuant to any Deferred Revenue Financing Arrangement shall not be "Indebtedness"; (vi) for the avoidance of doubt, any liabilities of such Person in connection with letters of credit, banker's acceptances or other similar instruments (including reimbursement obligations with respect thereto provided it is satisfied within 30 days of Incurrence) issued to secure payment by SSL or any of its Material Subsidiaries of purchases of electricity from Eskom in the ordinary course of business shall not be "Indebtedness"; and (vii) any obligations under or in respect of Qualified Securitisation Financings shall not be "Indebtedness".

In addition, "Indebtedness" of SSL and its Material Subsidiaries shall include (without duplication) Indebtedness described in the second preceding paragraph that would not appear as a liability on the balance sheet of SSL and its Material Subsidiaries if:

(a)          such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of SSL (a "Joint Venture");

(b)          SSL or any of its Material Subsidiaries is a general partner of the Joint Venture (a "General Partner"); and

(c)          there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of SSL or any of its Material Subsidiaries; and then such Indebtedness shall be included in an amount not to exceed:

(i)           the lesser of (x) the net assets of the General Partner and (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of SSL or any of its Material Subsidiaries; or

(ii)          if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to SSL or any of its Material Subsidiaries if the Indebtedness is evidenced in writing and is for a determinable amount.

"Independent Adviser" means an independent financial institution or adviser with appropriate expertise, which may include the Calculation Agent, appointed by the Issuer or SSL at its own expense.

"Interest Payment Date" has the meaning provided in Condition 5.1.

"Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

"Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers, suppliers or vendors in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS; provided that none of the following will be deemed to be an Investment:

(a)          Hedging Obligations entered into in the ordinary course of business;

(b)          endorsements of negotiable instruments and documents in the ordinary course of business; and

(c)          an acquisition of assets, Capital Stock or other securities by SSL or a Subsidiary of SSL for consideration to the extent such consideration consists of Ordinary Shares of SSL.

"Issuer" has the meaning given to it in the recitals to these Conditions.

"Issuer Change of Control" has the meaning given to it in Condition 7.5.

"Issuer Change of Control Period" means the period commencing on the occurrence of an Issuer Change of Control and ending 60 calendar days following the Issuer Change of Control or, if later, 60 calendar days following the date on which a Change of Control Notice in relation to such Issuer Change of Control is given to Bondholders as required by Condition 6.8.

"Issuer Shareholders" has the meaning given to it in Condition 7.5.

"JSE" means the JSE Limited (Registration Number 2005/022939/06), licensed as an exchange in terms of the Financial Markets Act, or any exchange which operates as a successor exchange to the JSE in terms of the Financial Markets Act.

"Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, deed of trust, deemed trust, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

"Material Subsidiary" means, at any time, a direct or indirect Subsidiary of SSL other than an Unrestricted Subsidiary.

"Newco Scheme" means a Scheme of Arrangement which effects the interposition of a limited liability company ("Newco") between the Shareholders of SSL immediately prior to the Scheme of Arrangement (the "Existing Shareholders") and SSL; provided that immediately after implementation of the Scheme of Arrangement substantially all of the shareholders of Newco are the Existing Shareholders (or where depositary or other receipts or certificates representing ordinary shares of Newco are issued to the Existing Shareholders, substantially all of the holders of such depositary or other receipts or certificates are the Existing Shareholders) and that all Subsidiaries of SSL immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of SSL) are Subsidiaries of SSL (or of Newco) immediately after the scheme of arrangement.

"Non-Cash Dividend" means any Dividend which is not a Cash Dividend, and shall include a Spin-Off;

"Non-Recourse Debt" means Indebtedness of a Person:

(a)          as to which neither SSL nor any of its Material Subsidiaries (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness), other than Indebtedness secured by Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets or (b) is directly or indirectly liable (as a guarantor or otherwise), other than as a result of Indebtedness secured by Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(b)          no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of SSL or any of its Material Subsidiaries, other than Indebtedness secured by Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets, to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(c)          the explicit terms of which provide there is no recourse against any of the assets of SSL or its Material Subsidiaries, other than in respect of Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets.

"Number of Cash Settled Shares" has the meaning provided in Condition 6.2.

"Number of Physically Settled Shares" means, in respect of any exercise of Conversion Rights, such number of Ordinary Shares (which may be equal to zero) as is equal to the Number of Reference Shares minus the Initial Number of Cash Settled Shares (if any) as determined by the Calculation Agent.

"Number of Reference Shares" means, in respect of the exercise of Conversion Rights by a Bondholder, (A) the number of Ordinary Shares (rounded down, if necessary, to the nearest whole number) determined by the Calculation Agent by dividing the aggregate principal amount of Bonds which are the subject of the relevant exercise of Conversion Rights by such Bondholder by the Conversion Price in effect on the relevant Conversion Date, or (B) (other than where the Issuer makes a Cash Settlement Election in respect of such exercise and the Initial Number of Cash Settled Shares is equal to the Number of Reference Shares determined as provided pursuant to limb (A) above) where the Conversion Date falls on or after the date an adjustment to the Conversion Price takes effect pursuant to Conditions 6.3(c), 6.3(d), 6.3(e) or 6.3(i) in circumstances where the Registration Date falls on or prior to the record date or other due date for establishment of entitlement in respect of the relevant Dividend or issue or grant (as the case may be) giving rise to such adjustment, then provided the Issuer does confer the benefit of the relevant Dividend, issue or grant (as the case may be) on the relevant Bondholder in respect of the relevant Ordinary Shares to be issued or transferred and delivered to such Bondholder in respect of the relevant exercise of Conversion Rights, the Number of Reference Shares shall be determined as provided in limb (A) above except that the Conversion Price in respect of such exercise shall be such Conversion Price as would have been applicable to such exercise had no such adjustment been made.

"Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganisation or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

"Optional Redemption Date" has the meaning provided in Condition 7.2.

"Optional Redemption Notice" has the meaning provided in Condition 7.2.

"Ordinary Shares" has the meaning provided in the recitals to these Conditions.

"Parity Value" means, in respect of any dealing day, the amount in U.S. dollars (rounded to the nearest cent, with half a cent being rounded upwards) calculated by the Calculation Agent as follows:

PV = CR x USD VWAP

where:
PV	=	the Parity Value in respect of such dealing day
CR	=

USD200,000 divided by the Conversion Price in effect on such dealing day, provided that if on such dealing day the share price is quoted ex- any Dividend or other entitlement in respect of which an adjustment is required to be made to the Conversion Price pursuant to Condition 6.3 in circumstances where such adjustment is not yet in effect on such dealing day, the Conversion Price in effect on such dealing day shall for the purpose of this definition only be multiplied by the adjustment factor subsequently determined by the Calculation Agent to be applicable in respect of the relevant Conversion Price adjustment

USD VWAP	=

the Volume Weighted Average Price of an Ordinary Share on such dealing day and translated, if not in USD, into USD at the Prevailing Rate on such dealing day, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

"Person" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, unincorporated association, limited liability entity, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).

"Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

"Prevailing Rate" means, in respect of any pair of currencies on any day, the spot mid rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that day as appearing on or derived from Bloomberg page "BFIX" (or any successor page) in respect of such pair of currencies. If such rate cannot be determined as aforesaid on such day (for the purpose of this definition, the "Affected Day"), the Prevailing Rate shall be determined mutatis mutandis but with respect to the immediately preceding day on which such rate can be so determined, all as determined in good faith by the Calculation Agent, provided that if such immediately preceding day falls prior to the fifth day before the Affected Day, or, if such rate cannot be so determined, the Prevailing Rate shall be determined in such other manner as an Independent Adviser (acting reasonably) shall prescribe in good faith.

"Qualified Securitisation Financing" means any financing pursuant to which SSL or any of its Material Subsidiaries may sell, convey or otherwise transfer to any other Person or grant a security interest in any accounts receivable (and related assets) or inventory in any aggregate principal amount equivalent to the Asset Fair Market Value of such accounts receivable (and related assets) or inventory of SSL or any of its Material Subsidiaries; provided that (a) the covenants, events of default and other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the Board of Directors or Senior Management of SSL) at the time such financing is entered into, (b) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the Board of Directors or Senior Management of SSL) at the time such financing is entered into and (c) such financing shall be non-recourse to SSL or any of its Material Subsidiaries except to a limited extent customary for such transactions. For the purpose of this definition, for the avoidance of doubt assets related to accounts receivable include cash received on payment of the accounts receivable and accounts into which such cash is deposited.

"Record Date" means the seventh business day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

"Reclamation Obligations" means statutory, contractual, constructive or legal obligations associated with decommissioning of mining operations and/or mineral processing facilities and reclamation and rehabilitation costs arising when environmental disturbance is caused by the exploration or development of mineral properties, plant and equipment (including any environmental bond, rehabilitation bond, guarantee of reclamation or rehabilitation obligations or similar arrangements which SSL or any of its Material Subsidiaries are required to provide under applicable environmental or mining law).

"Reference Date" means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, in any such case, if that is not a dealing day, the next following dealing day.

"Register" has the meaning provided in Condition 4.1.

"Registration Date" means the date on which the Ordinary Shares (or any Additional Ordinary Shares) to be issued or delivered to Bondholders pursuant to these Conditions are entered in the securities register of SSL and credited to the converting Bondholder as provided in Condition 6.9 (or Condition 6.4);

"Relevant Currency" means South African Rand or, if at the relevant time or for the purposes of the relevant calculation or determination, (a) the JSE is not the Relevant Stock Exchange in respect of the Ordinary Shares, or (b) the JSE is the Relevant Stock Exchange in respect of the Ordinary Shares but the currency in which the Ordinary Shares are quoted or dealt in on the JSE is no longer South African Rand, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time.

"Relevant Date" means, in respect of any Bond, whichever is the later of (a) the date on which payment in respect of it first becomes due and (b) if any amount of the money payable is improperly withheld or refused the date on which payment in full of the amount outstanding is made or (if earlier) the date falling seven days after the date on which notice is duly given by the Issuer to the Bondholders in accordance with Condition 17 that, upon further presentation of the Bond, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made as provided in these Conditions.

"Relevant Indebtedness" means any indebtedness of any Person for money borrowed or raised which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market).

"Relevant Stock Exchange" means (i) in the case of Ordinary Shares, the JSE or if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the JSE, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing and (ii) in the case of Securities (other than Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets, the principal stock exchange or securities market on which such Securities (other than Ordinary Shares), Spin-

Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in.

"Retroactive Adjustment" has the meaning provided in Condition 6.4.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby SSL or its Material Subsidiary transfers such property to a Person (other than SSL or any of its Material Subsidiaries) and SSL or its Material Subsidiary leases it from such Person.

"Scheme of Arrangement" means a scheme of arrangement or analogous proceeding.

"Securities" means any securities as defined in the section 1 of the Companies Act including, without limitation, Ordinary Shares, or options, warrants or other rights to subscribe for or purchase or acquire Ordinary Shares.

"Securitisation Assets" means any accounts receivable or related assets and inventory subject to a Qualified Securitisation Financing. For the purpose of this definition, for the avoidance of doubt assets related to accounts receivable include cash received on payment of the accounts receivable and accounts into which such cash is deposited.

"Security Interest" means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

"Senior Management" means the chief executive officer and the chief financial officer of SSL.

"Shareholders" means the holders of Ordinary Shares.

"Significant Subsidiary" means any Material Subsidiary of SSL that would be a "Significant Subsidiary" of SSL within the meaning of Rule 1 02 under Regulation S X promulgated by the US Securities and Exchange Commission, determined as of the date of the most recently completed financial statements of SSL and its Material Subsidiaries.

"Spin-Off" means:

(a)          a distribution of Spin-Off Securities by SSL to Shareholders as a class; or

(b)         any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted) by any entity (other than SSL) to Shareholders as a class or, in the case of or in connection with a Scheme of Arrangement, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with SSL or any member of the Group.

"Spin-Off Securities" means Equity Share Capital of an entity other than SSL or options, warrants or other rights to subscribe for or purchase Equity Share Capital of an entity other than SSL.

"Subsidiary" has the meaning given to it in the Companies Act.

"Taxes" means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings Imposed or levied by any governmental, financial or other competent authority (and including any penalty payable in connection with any failure to pay, or delay in paying, any of the same) and "Tax" and "Taxation" shall be construed accordingly;

"Tax Redemption Date" has the meaning provided in Condition 7.3.

"Tax Redemption Notice" has the meaning provided in Condition 7.3.

"Unrestricted Subsidiary" means (x) Sibanye Gold Eastern Operations Proprietary Limited (unless designated as a Material Subsidiary pursuant to the terms of the Trust Deed), (y) any other Subsidiary of SSL which at the time of determination shall be designated an Unrestricted

Subsidiary by the Board of Directors of SSL in the manner provided below and (z) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of SSL may designate any Subsidiary of SSL (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation, consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(a)          such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of SSL that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(b)          such Subsidiary has no Indebtedness other than Non-Recourse Debt;

(c)          such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of SSL and its Subsidiaries;

(d)          such Subsidiary is a Person with respect to which neither SSL nor any of its Material Subsidiaries has any direct or indirect obligation:

(i)          to subscribe for additional Capital Stock of such Person; or

(ii)         to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(e)          on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with SSL or any of its Material Subsidiaries with terms substantially less favourable to SSL than those that might have been obtained from Persons who are not Affiliates of SSL.

Any such designation by the Board of Directors of SSL shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of SSL giving effect to such designation and a certificate signed by two Authorised Signatories of SSL certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements, it shall thereafter cease to be an Unrestricted Subsidiary.

"USD" and "U.S.$" means the lawful currency for the time being of the United States of America.

"Volume Weighted Average Price" means, in respect of an Ordinary Share, Security or, as the case may be, a Spin-Off Security, option, warrant or other right or asset on any dealing day, the order book volume weighted average price on such dealing day on the Relevant Stock Exchange of an Ordinary Share, Security or, as the case may be, a Spin-Off Security, option, warrant or other right or asset as published by or derived from Bloomberg page HP (or any successor page) (setting Weighted Average Line or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of the Relevant Stock Exchange in respect of such Ordinary Share, Security, Spin-Off Security, option, warrant or other right or asset (and for the avoidance of doubt such Bloomberg page for the Ordinary Shares as on 24 February 2020 is SSW SJ Equity HP) if any or, in any such case, such other source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such dealing day and translated, if not in the Relevant Currency, into the Relevant Currency by the Calculation Agent at the Prevailing Rate on such dealing day, provided that if on any such dealing day (for the purpose of this definition, the "Affected Day") such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security, Spin-Off Security, option, warrant or other right or asset, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined and further provided that if such immediately preceding dealing day falls prior to the fifth day before the Affected Day, an

Independent Adviser shall (acting reasonably) determine the Volume Weighted Average Price in good faith, all as determined in good faith by (where specifically provided above) an Independent Adviser or (in any other case) the Calculation Agent.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders "as a class" or "by way of rights" shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

In making any calculation or determination of Closing Price, Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Adviser or the Calculation Agent (as applicable) determines appropriate to reflect any consolidation or sub-division of the Ordinary Shares, or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or the declaration, announcement, making or paying of any Dividend or other entitlement, or any like or similar event.

For the purposes of Conditions 6.1, 6.2, 6.3, 6.4, 6.9, 6.10 and 11 only, (a) references to the "issue" of Ordinary Shares or Ordinary Shares being "issued" shall, if not otherwise expressly specified in these Conditions, include the transfer and/or delivery of Ordinary Shares, whether newly issued and allotted or previously existing or held by or on behalf of SSL or any member of the Group, and (b) Ordinary Shares held by or on behalf of SSL or any member of the Group (and which, in the case of Condition 6.3(d), do not rank for the relevant right or other entitlement) shall not be considered as or treated as "in issue" or "issued" or entitled to receive any Dividend, right or other entitlement.

References in these Conditions to principal in respect of the Bonds shall, unless the context otherwise requires, be deemed to include any premium and any other amount (other than interest) which may be payable by the Issuer in respect of the Bonds.

4.          REGISTRATION AND TRANSFER OF BONDS

4.1        Registration

The Issuer will cause a register (the "Register") to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds.

4.2        Transfer

Bonds may, subject to the terms of the Agency Agreement and to Conditions 4.3 and 4.4, be transferred in authorised denominations by lodging the Certificate evidencing the relevant Bonds (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Conversion Agent.

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named Person (or Persons, not exceeding four in number).

The Registrar will within seven business days, in the place of the specified office of the Registrar, of any duly made application for the transfer of a Bond, register the relevant transfer and deliver a new Certificate to the transferee (and, in the case of a transfer of part only of the Bonds evidenced by a Certificate, deliver a Certificate for the untransferred balance to the transferor) at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Certificate by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

4.3        Formalities Free of Charge

Such transfer will be effected without charge subject to (a) the Person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (b) the Registrar being satisfied with the documents of title and/or identity of the Person making the application and (c) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee (and as initially set out in the Agency Agreement).

4.4        Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond: (a) during the period of 15 days ending on and including the day immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 7.2 or 7.3; (b) in respect of which a Conversion Notice has been delivered in accordance with Condition 6.1; (c) in respect of which a Bondholder has exercised its right to require redemption pursuant to Condition 7.5 or 7.6; or (d) during the period of 15 days ending on (and including) any Record Date in respect of any payment of interest on the Bonds.

5.          INTEREST

5.1        Interest Rate

The Bonds bear interest from (and including) the Closing Date at the rate of 1.875 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in arrear in equal instalments on 26 March and 26 September in each year (each an "Interest Payment Date"), commencing with the Interest Payment Date falling on 26 March 2018.

Where interest is required to be calculated for any period which is not an Interest Period, it will be calculated on the basis of a 360 day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the number of days elapsed.

"Interest Period" means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

5.2        Accrual of Interest

Each Bond will cease to bear interest (a) where the Conversion Right shall have been exercised by a Bondholder, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 6.11) or (b) where such Bond is redeemed or repaid pursuant to Condition 7 or Condition 10, from the due date for redemption or repayment thereof unless, upon due presentation thereof, payment of the principal in respect of the Bond is improperly withheld or refused, in which event interest will continue to accrue at the rate specified in Condition 5.1 (both before and after judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder, and (ii) the day seven days after the Trustee or the Principal Paying, Transfer and Conversion Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

6.          CONVERSION OF BONDS

6.1        Conversion Right and Conversion Price

Subject as provided in these Conditions, each Bond shall as an inseparable term entitle the holder (a "Conversion Right") to, subject to the Issuer's right to make a Cash Settlement Election in accordance with Condition 6.2 below, convert such Bond into new and/or existing Ordinary Shares, as fully paid; such conversion shall constitute redemption of such Bond by the Issuer at its principal amount and application of the redemption monies in accordance with the directions of the relevant Bondholder contained in the relevant Conversion Notice against issuance or delivery of the Number of Reference Shares to such Bondholder. The number of new and/or existing Ordinary Shares (if any) to be delivered shall be the Number of Reference Shares.

A Bondholder may exercise the Conversion Right in respect of a Bond by delivering the Certificate evidencing such Bond (together with a Conversion Notice (as defined below)) to the specified office of any Paying, Transfer and Conversion Agent in accordance with Condition 6.9 and making any payment required to be made as provided in Condition 6.9, whereupon the Issuer shall (subject as provided in these Conditions) procure the delivery to or as directed by the relevant Bondholder of Ordinary Shares credited as paid-up in full, as provided in this Condition 6.

Subject to and as provided in these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from 6 November 2017 (the "Conversion Period Commencement Date") to the close of business (at the place where the relevant Bond is delivered for conversion) on the date falling 10 days prior to the Final Maturity Date (both days inclusive) or, if such Bond is to be redeemed pursuant to Condition 7.2 or 7.3 prior to the Final Maturity Date, then up to the close of business (at the place aforesaid) on the date falling 10 days before the date fixed for redemption thereof pursuant to Condition 7.2 or 7.3, unless there shall be a default in making payment in respect of such Bond on such date fixed for redemption, in which event the Conversion Right shall extend up to (and including) the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given to the Bondholders in accordance with Condition 17 or, if earlier, the Final Maturity Date or, if the Final Maturity Date is not a London business day, the immediately preceding London business day; provided that, in each case, if such final date for the exercise of Conversion Rights is not a business day (at the place aforesaid), then the period for exercise of Conversion Rights by Bondholders shall end on the immediately preceding business day at the place aforesaid.

Conversion Rights may not be exercised (a) following the giving of notice by the Trustee pursuant to Condition 10 or (b) in respect of a Bond in respect of which the relevant Bondholder has exercised its right to require the Issuer to redeem that Bond pursuant to Condition 7.5 or Condition 7.6.

Save in the circumstances provided in Condition 6.11, Conversion Rights may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive).

The period during which Conversion Rights may (subject as provided below) be exercised by a Bondholder is referred to as the "Conversion Period".

Conversion Rights are not exercisable in respect of any specific Ordinary Shares and no Ordinary Shares have been or will be charged, placed in custody or otherwise set aside to secure or satisfy the obligations of the Issuer in respect of the Ordinary Shares.

Conversion Rights may only be exercised in respect of the whole of an authorised denomination.

Fractions of Ordinary Shares will not be issued or transferred and delivered on the exercise of Conversion Rights or pursuant to Condition 6.4 and no cash payment or other adjustment will be made in lieu thereof. If the Conversion Right in respect of more than one Bond is exercised at any one time such that Ordinary Shares to be issued or transferred and delivered on conversion or pursuant to Condition 6.4 are to be registered in the name of the same Person, the number of such Ordinary Shares to be issued or transferred and delivered in respect thereof shall be calculated by the Calculation Agent on the basis of the aggregate principal amount of such Bonds being so converted (rounded down, if necessary, to the nearest whole number of Ordinary Shares).

The Issuer will procure that any Ordinary Shares to be issued or transferred and delivered on the exercise of the Conversion Rights as an inseparable term of the Bond will be issued or transferred and delivered to the holder of the Bonds completing the relevant Conversion Notice or his nominee.

The initial conversion price (the "Conversion Price") was USD 1.6580 per Ordinary Share. The Conversion Price is subject to adjustment in the circumstances described in Condition 6.3.

6.2        Cash Settlement Election

Upon exercise of Conversion Rights by a Bondholder, the Issuer may make an election (a "Cash Settlement Election") by giving notice (a "Cash Settlement Election Notice") to the relevant Bondholder (with a copy to the Principal Paying, Transfer and Conversion Agent and the Calculation Agent) by not later than the Cash Settlement Election Date to the address (or, if a fax number or email address is provided in the relevant Conversion Notice, that fax number or email address) specified for that purpose in the relevant Conversion Notice of its decision to satisfy the exercise of the Conversion Rights in respect of the relevant Bonds by (A) delivering to or to the order of the relevant Bondholder the Number of Physically Settled Shares in accordance with the subsequent provisions of this Condition 6 and (B) making payment, or procuring that payment is made, to the relevant Bondholder of the Cash Settlement Amount in respect of the Number of Cash Settled Shares, together with any other amount payable by the Issuer to such Bondholder pursuant to these Conditions in respect of or relating to the relevant exercise of Conversion Rights.

The Issuer will pay any Cash Settlement Amount not later than the CSA Settlement Date.

For these purposes:

"Number of Cash Settled Shares" means, in respect of any date and any Cash Settlement Election, such number of Ordinary Shares as is determined by the Issuer in its sole discretion (and shall be no greater than the Number of Reference Shares) and notified to the relevant Bondholder in the Cash Settlement Election Notice (the “Initial Number of Cash Settled Shares”), subject to adjustment (as determined by the Calculation Agent) inversely pro rata to any adjustment made to the Conversion Price which takes effect (assuming for this purpose Conversion Rights to be exercisable on such date in respect of which the Number of Cash Settled Shares is being determined) after the Conversion Date (and with effect on the same date on which such adjustment to the Conversion Price takes effect).

"Cash Settlement Election Date" means the date falling four dealing days following the relevant Conversion Date.

6.3        Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted by the Calculation Agent, on behalf of the Issuer, as follows:

(a)          If and whenever there shall be a consolidation, reclassification/redesignation or subdivision affecting the Ordinary Shares which alters the number of Ordinary Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification/redesignation or subdivision by the following fraction:

A

—

B

where:

A           is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification/redesignation or subdivision, as the case may be; and

B            is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification/redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification/redesignation or subdivision, as the case may be, takes effect.

(b)          If and whenever SSL shall issue any Ordinary Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve), other than an issue of Ordinary Shares constituting a Dividend pursuant to paragraph (a) of the definition thereof, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A

—

B

where:

A           is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B           is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(c)          If and whenever SSL shall declare, announce, make or pay any Dividend to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B

———

A

where:

A            is the Current Market Price of one Ordinary Share on the Ex-Date in respect of such Dividend; and

B            is the Fair Market Value (on the Ex-Date in respect of such Dividend) of the aggregate Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Ordinary Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of SSL or any member of the Group, by the number of Ordinary Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Ordinary Shares, or any Ordinary Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the date (the "Effective Date") which, in respect of this Condition 6.3(c) is the later of (i) the Ex-Date of such Dividend and (ii) the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein.

"Ex-Date" means, in respect of this Condition 6.3(c), the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of SSL or any member of the Group, the date on which such purchase, redemption or buy back is made or in the case of a Spin-Off, the first date on which the Ordinary Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(d)          If and whenever SSL shall issue Ordinary Shares to Shareholders as a class by way of rights, or SSL or any member of the Group or (at the direction or request or pursuant to any arrangements with SSL or any member of the Group) any other company, Person or entity shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a consideration receivable per Ordinary Share (based, where appropriate, on such number of Ordinary Shares as determined by reference to the proviso below) which is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B

———

A + C

where:

A           is the number of Ordinary Shares in issue on the Effective Date;

B            is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share; and

C            is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 6.3(d), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(d), the Ex-Date in respect of the relevant rights, options or warrants.

(e)          If and whenever SSL or any member of the Group or (at the direction or request or pursuant to any arrangements with SSL or any member of the Group) any other company, Person or entity shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Ordinary Shares or

Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B

———

A

where:

A           is the Current Market Price of one Ordinary Share on the Effective Date; and

B           is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(e), the Ex-Date in respect of the relevant Securities, rights, option or warrants.

(f)           If and whenever SSL shall issue (otherwise than as mentioned in Condition 6.3(d) above) wholly for cash or for no consideration any Ordinary Shares (other than Ordinary Shares issued on conversion of the Bonds (which term shall for this purpose include any Further Bonds) or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or rights to otherwise acquire Ordinary Shares and other than where it is determined to constitute a Dividend pursuant to paragraph (a) of the definition "Dividend") or if and whenever SSL or any member of the Group or (at the direction or request or pursuant to any arrangements with SSL or any member of the Group) any other company, Person or entity shall issue or grant (otherwise than as mentioned in Condition 6.3(d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares (other than the Bonds, which term shall for this purpose include any Further Bonds, and otherwise as mentioned in Condition 6.3(g) below), in each case at a consideration receivable per Ordinary Share (based, where appropriate, on such number of Ordinary Shares as determined by reference to the proviso below) which is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B

———

A + C

where:

A            is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B            is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share; and

C            is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 6.3(f), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(f), the date of issue of such Ordinary Shares or, as the case may be, the issue or grant of such options, warrants or rights.

(g)         If and whenever SSL or any member of the Group or (at the direction or request of or pursuant to any arrangements with SSL or any member of the Group) any other company, Person or entity (otherwise than as mentioned in Conditions 6.3(d), 6.3(e) or 6.3(f) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term for this purpose shall exclude any Further Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation (based, where appropriate, on such number of Ordinary Shares as determined by reference to the proviso below) is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B

———

A + C

where:

A           is the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Ordinary Shares which have been issued, purchased or acquired by SSL or any member of the Group (or at the direction or request or pursuant to any arrangements with SSL or any member of the Group) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B            is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such reclassification/redesignation would purchase at such Current Market Price per Ordinary Share; and

C            is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such reclassification/redesignation, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this Condition 6.3(g), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification/redesignation had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(g), the date of issue of such Securities or, as the case may be, the grant of such rights.

(h)          If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any such Securities (other than the Bonds, which term shall for this purpose include any Further Bonds) as are mentioned in Condition 6.3(g) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the proposal for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B

———

A + C

where:

A           is the number of Ordinary Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Ordinary Shares which have been issued, purchased or acquired by SSL or any member of the Group (or at the direction or request or pursuant to any arrangements with SSL or any member of the Group) for the purposes of or in connection with such Securities, less the number of such Ordinary Shares so issued, purchased or acquired);

B            is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C            is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as the Calculation Agent shall consider appropriate for any previous adjustment under this Condition 6.3(h) or Condition 6.3(g) above;

provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this Condition 6.3(h), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(h), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(i)           If and whenever SSL or any member of the Group or (at the direction or request of or pursuant to any arrangements with SSL or any member of the Group) any other company, Person or entity shall offer any Securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under Conditions 6.3(b), 6.3(c), 6.3(d), 6.3(e), 6.3(f) or 6.3(g) above or Condition 6.3(j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Ordinary Share on the relevant date)) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the Effective Date by the following fraction:

A – B

———

A

where:

A           is the Current Market Price of one Ordinary Share on the Effective Date; and

B            is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(i), the Ex-Date in respect of the relevant rights.

(j)           If any of the events referred to in (i) or (ii) below occur (each such event being a "Change of Control"):

(i)          (x) an offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any parties acting in concert (as defined in Section 117 of the Companies Act) with the offeror), to acquire all or a majority of the issued ordinary share capital of SSL or if any Person proposes a Scheme of Arrangement with regard to such acquisition (other than an Exempt Newco Scheme) and (y) (such offer or Scheme of Arrangement having become or been declared unconditional in all respects or having become effective) the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of SSL has or will become unconditionally vested in the offeror and/or any such parties as aforesaid; or

(ii)         any Person and/or parties acting in concert (defined as aforesaid) shall own, acquire or control (or have the right to own, acquire or control) (other than pursuant to an Exempt Newco Scheme) more than 50 per cent of the issued ordinary share capital of SSL or the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of SSL, then upon any exercise of Conversion Rights where the Conversion Date falls (a) during the Change of Control Period or (b) on a date following the giving by the Issuer of an Optional Redemption Notice pursuant to Condition 7.2(a) in circumstances where the precondition specified in Condition 7.2(a) would not have been satisfied assuming (solely for the purpose of this proviso (b)) that the Parity Value in respect of the relevant dealing days had been determined only on the basis of the Conversion Price in effect (but not using the Change of Control Conversion Price where applicable), the Conversion Price (the "Change of Control Conversion Price") applicable solely in respect of such exercise of Conversion Rights shall be determined as set out below:

COCCP = OCP/(1+ (CP x c/t))

where:

COCCP    means the Change of Control Conversion Price;

OCP         means the Conversion Price in effect on the relevant Conversion Date;

CP            means 35 per cent (expressed as fraction);

c              means the number of days from and including the date the Change of Control occurs to but excluding the Final Maturity Date; and

t              means the number of days from and including the Closing Date to but excluding the Final Maturity Date.

(k)          If, following consultation with the Calculation Agent, the Issuer determines that, or is uncertain as to whether, an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to above in this Condition 6.3 (even if the relevant circumstance is specifically excluded from the operation of Conditions 6.3(a) to 6.3(j) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this Condition 6.3(k) if such Independent Adviser is so requested to make such determination as soon as practicable after the date on which the relevant circumstance arises and the adjustment would result in a reduction to the Conversion Price.

Notwithstanding the foregoing provisions:

(a)          where the events or circumstances giving rise to any adjustment pursuant to this Condition 6.3 have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer (following consultation with the Calculation Agent), a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined by an Independent Adviser to be in its opinion appropriate to give the intended result; and

(b)          such modification shall be made to the operation of these Conditions as may be determined by an Independent Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once; and

(c)          other than pursuant to Condition 6.3(a), no adjustment shall be made that would result in an increase to the Conversion Price.

For the purpose of any calculation of the consideration receivable or price pursuant to Conditions 6.3(d), 6.3(f), 6.3(g) and 6.3(h), the following provisions shall apply:

(i)           the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(ii)          (A) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by SSL to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in Condition 6.3(d), or the relevant date of first public announcement referred to in Conditions 6.3(f), 6.3(g) or 6.3(h), as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)         if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted by the Calculation Agent into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of paragraph (i) above or for the purpose of Condition 6.3(d)) or the relevant date of first public announcement (for the purpose of Conditions 6.3(f), 6.3(g) or 6.3(h)); and

(iv)         in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith.

6.4        Retroactive Adjustments

If the Registration Date in relation to the conversion of any Bond shall be:

(a)          after the record date in respect of any consolidation, reclassification/redesignation or sub-division as is mentioned in Condition 6.3(a) above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Conditions 6.3(b), 6.3(c), 6.3(d), 6.3(e) or 6.3(i) above, or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in Conditions 6.3(f) and 6.3(g) above or of the terms of any such modification as is mentioned in Condition 6.3(h) above; but

(b)          in circumstances where the relevant Conversion Date falls before the relevant adjustment to the Conversion Price becomes effective under Condition 6.3 above,

(such adjustment, a "Retroactive Adjustment"), then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or transferred and delivered to the converting Bondholder, in accordance with the instructions contained in the relevant Conversion Notice, such additional number of Ordinary Shares (if any) as determined by the Calculation Agent or an Independent Adviser (the "Additional Ordinary Shares") as, together with the Number of Physically Settled Shares to be issued or transferred and delivered on conversion of the relevant Bond (together with any fraction of an Ordinary Share not so issued or transferred and delivered), is equal to the number of Number of Physically Settled Shares which would have been required to be issued or transferred and delivered on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date (assuming for this purpose only that the Initial Number of Cash Settled Shares (if any) used for the purpose of determining such adjusted Number of Physically Settled Shares which would have been required to be issued or transferred and delivered (as aforesaid) had been adjusted as provided in the definition thereof in respect of such Retroactive Adjustment), as determined by the Calculation Agent or an Independent Adviser; provided that in the case of a Retroactive Adjustment arising in respect of a consolidation, the Number of Physically Settled Shares to be transferred and delivered to the relevant holder shall be reduced to that number of Ordinary Shares which would have been required to be issued or transferred and delivered on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date and provided further that, for the avoidance of doubt, if in the case of a Retroactive Adjustment arising in respect of Conditions 6.3(b), 6.3(c), 6.3(d), 6.3(e) or 6.3(i), the relevant Bondholder shall be entitled to receive the relevant Ordinary Shares, Dividends or Securities in respect of the Ordinary Shares to be issued or delivered to it, then the relevant Bondholder shall not be entitled to receive Additional Ordinary Shares in relation thereto.

6.5        Decision of an Independent Adviser or Calculation Agent

Adjustments to the Conversion Price shall be determined and calculated in good faith by the Calculation Agent upon request from the Issuer, and/or to the extent so specified in these Conditions, in good faith by an Independent Adviser. Adjustments to the Conversion Price calculated by the Calculation Agent and/or, where applicable, an Independent Adviser and any other determinations or calculations made by the Calculation Agent or an Independent Adviser or an opinion of an Independent Adviser pursuant to these Conditions shall in each case be made in good faith and shall be final and binding (in the absence of bad faith or manifest error) on the Issuer, the Trustee, the Bondholders, the Paying, Transfer and Conversion Agents and (in the case of a determination by an Independent Adviser) the Calculation Agent. The Calculation Agent may consult, at the expense of the Issuer, on any matter (including, but not limited to, any legal matter), any legal or other professional adviser and it shall be able to rely on, and it shall not be liable and shall incur no liability as against the Trustee, the Paying, Transfer and Conversion Agents or the Bondholders in respect of anything done, or omitted to be done, relating to that matter in good faith, in accordance with that adviser's opinion.

The Calculation Agent is acting exclusively as an agent for, and upon request from, the Issuer. Neither the Calculation Agent (acting in such capacity) nor any Independent Adviser appointed in connection with the Bonds (acting in such capacity), shall have any relationship of agency or trust with, and neither the Calculation Agent (acting in such capacity) nor any Independent Adviser shall be liable nor incur any liability against, the Trustee, the Paying, Transfer and Conversion Agents or the Bondholders.

If, following consultation between the Issuer and the Calculation Agent, any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Adviser, a written determination of such Independent Adviser in respect thereof shall be conclusive and binding on all parties, save in the case of manifest error.

6.6        Share or Option Schemes, Dividend Reinvestment Plans

No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted (i) to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such Person) or their spouses or relatives, in each case, of SSL or any of member of the Group or any associated company or to a trustee or trustees to be held for the benefit of any such Person, in any such case pursuant to any share or option scheme or (ii) pursuant to any dividend reinvestment plan or similar plan or scheme.

6.7        Rounding Down and Adjustment to the Conversion Price

On any adjustment, the resultant Conversion Price, if not an integral multiple of USD 0.0001, shall be rounded down to the nearest whole multiple of USD 0.0001. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Bondholders in accordance with Condition 17 and to the Trustee promptly after the determination thereof.

6.8        Change of Control

Within 14 calendar days following the occurrence of a Change of Control or Issuer Change of Control, the Issuer shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 17 (a "Change of Control Notice"). Such notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights (in the case of a Change of Control only) as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 7.5.

The Change of Control Notice shall also specify:

(a)          all information material to Bondholders concerning the Change of Control or Issuer Change of Control (as applicable);

(b)          in the case of a Change of Control only, the Conversion Price immediately prior to the occurrence of the Change of Control and the Change of Control Conversion Price applicable in accordance with Condition 6.3(j) on the basis of the Conversion Price in effect immediately prior to the occurrence of the Change of Control;

(c)          in the case of a Change of Control only, the Closing Price of the Ordinary Shares as at the latest practicable date prior to the publication of the Change of Control Notice;

(d)          the last day of the Change of Control Period or the Issuer Change of Control Period (as applicable); and

(e)          the Change of Control Put Date.

The Trustee shall not be required to monitor or take any steps to monitor or ascertain whether a Change of Control or an Issuer Change of Control or any event which could lead to a Change of Control or an Issuer Change of Control has occurred or may occur and will not be responsible or liable to Bondholders or any other Person for any loss arising from any failure by it to do so.

6.9        Procedure for exercise of Conversion Rights

Conversion Rights may be exercised by a Bondholder during the Conversion Period by delivering the Certificate evidencing the relevant Bond to the specified office of any Paying, Transfer and Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a "Conversion Notice") in the form (for the time being current) obtainable from any Paying, Transfer and Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Conversion Notice is delivered is located.

If the delivery of the relevant Certificate and Conversion Notice as described in the foregoing paragraph is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

Conversion Rights may only be exercised in respect of an authorised denomination. Where Conversion Rights are exercised in respect of part only of the Bonds evidenced by a Certificate, the old Certificate shall be cancelled and a new Certificate for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven business days, in the place of the specified office of the Registrar, following the relevant Conversion Date deliver such new Certificate to the Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary mail, at the expense of the Bondholder) mail the new Certificate by uninsured mail to such address as the Bondholder may request.

Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the relevant Paying, Transfer and Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee and the Paying, Transfer and Conversion Agents and the relevant Bondholder. A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Bond (the "Conversion Date") shall be the business day in Johannesburg immediately following the later of (a) the date of the delivery of the relevant Certificate and the Conversion Notice as provided in this Condition 6.9 and (b) the date on which payment of any other amount payable by the relevant Bondholder pursuant to the following paragraph of this Condition 6.9 is made.

A Bondholder exercising a Conversion Right must pay directly to the relevant authorities any Taxes that may be payable arising on conversion and redemption of a Bond and capital, stamp, issue, registration and transfer Taxes and duties arising on conversion of a Bond; provided that the Issuer shall be liable for any stamp duties, issue and registration and transfer Taxes and duties payable in South Africa in respect of the issue or transfer and delivery of any Ordinary Shares on such conversion (including any Additional Ordinary Shares). Such Bondholder must also pay all, if any, Taxes arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with such conversion. The Trustee shall not be responsible for determining whether such Taxes or capital, stamp, issue and registration and transfer Taxes and duties are payable or the amount thereof and it shall not be responsible or liable for any failure by the Issuer to pay such Taxes or capital, stamp, issue and registration and transfer Taxes and duties.

Ordinary Shares to be issued or delivered on exercise of Conversion Rights will be entered in the securities register of SSL in South Africa and issued or delivered in uncertificated form through the securities trading system operated by Strate Proprietary Limited ("Strate"), or any successor licensed clearance and settlement facility (applicable to the Ordinary Shares) of Strate. The Issuer will procure the delivery of such Ordinary Shares to the Strate account specified by the relevant Bondholder in the relevant Conversion Notice as soon as possible and in any event within 15 (fifteen) Johannesburg business days after the relevant Conversion Date (or, in the case of any Additional Ordinary Shares, not later than 15 (fifteen) Johannesburg business days following the Reference Date).

In addition, a Bondholder exercising Conversion Rights for delivery into Strate will be required to certify, represent and agree in the relevant Conversion Notice either:

(a)           that such Bondholder is not a resident of South Africa within the meaning of the Exchange Control Regulations 1961 (as may be amended from time to time) of South Africa promulgated under the Currency and Exchanges Act, 1933 (as amended) of South Africa and that all exchange control approvals required under Applicable Laws of South Africa in connection with the exercise of Conversion Rights by such Bondholder and the issue or transfer of Ordinary Shares to such Bondholder upon such exercise have been obtained and are in full force and effect; or

(b)          that no exchange control approvals are required under Applicable Laws of South Africa in connection with the exercise of such Conversion Rights by such Bondholder and the issue or transfer of Ordinary Shares to such Bondholder upon such exercise, and shall be required to provide evidence reasonably satisfactory to the Issuer as to the applicability of (a) or (b), as the case may be. The Issuer will then (if applicable) procure that Ordinary Shares delivered through Strate are flagged ‘Non Resident’ for the purposes of South African exchange control laws and regulations.

Notwithstanding any other provisions of these Conditions, a Bondholder exercising its Conversion Right following a Change of Control Conversion Right Amendment as described in Condition 11(b)(vii) will be deemed, for the purposes of these Conditions, to have received the Ordinary Shares arising on conversion of its Bonds in the manner provided in these Conditions, and have exchanged such Ordinary Shares for the consideration that it would have received therefor if it had exercised its Conversion Right in respect such Ordinary Shares at the time of the occurrence of the relevant Change of Control.

6.10      Ordinary Shares

(a)          Ordinary Shares (or Additional Ordinary Shares) issued or transferred and delivered upon exercise of Conversion Rights will be fully paid and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the relevant Registration Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Ordinary Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Registration Date.

(b)          If the record date or other due date for establishment or entitlement for the payment of any dividend or other distribution in respect of the Ordinary Shares (or, as the case may be, any Additional Ordinary Shares) to be issued or delivered on conversion of the Bonds is on or after the Conversion Date in respect of any Bond (or, as the case may be, the Reference Date in respect of any Additional Ordinary Shares) but before the Registration Date (other than and to the extent that it results in any adjustment (retroactive or otherwise) to the number of Ordinary Shares to which a converting Bondholder is entitled as provided in these Conditions), the Issuer will pay to the Bondholder who has exercised his Conversion Right in lieu of such dividend or distribution an amount in USD (the "Equivalent Amount") equal to any such dividend or other distribution to which such Bondholder would have been entitled had it on that record date or other due date for establishment of entitlement been such a shareholder of record of such Ordinary Shares (or Additional Ordinary Shares) on that date and will make the relevant payment to the relevant Bondholder at the same time that it makes payment of the dividend or other distribution to Shareholders generally.

(c)          Save as provided in Condition 6.11, no payment or adjustment shall be made on exercise of Conversion Rights for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Closing Date).

6.11      Interest on Conversion

If any notice requiring the redemption of the Bonds is given pursuant to Condition 7.2 on or after the fifteenth business day in London prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Closing Date) (whether such notice is given before, or on or after such record date) in respect of any Dividend or distribution payable in respect of the Ordinary Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Record

Date in respect of the Interest Payment Date next following such record date, interest shall accrue at the rate provided in Condition 5.1 on Bonds in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such record date and on or prior to the Record Date in respect of the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to a USD account of the payee in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

6.12      Purchase or Redemption of Ordinary Shares

The Issuer, SSL or any member of the Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of SSL (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of the Trustee or the Bondholders.

6.13      No Duty to Monitor

Neither the Trustee nor the Calculation Agent shall be under any duty to monitor whether any event or circumstance has happened or exists or may happen and which requires or may require an adjustment to be made to the Conversion Price, or be responsible or liable to the Bondholders or any other Person for any loss arising from any failure by it to do so. Neither the Trustee nor the Calculation Agent shall be responsible or liable to the Bondholders or any other Person (other than, in the case of the Calculation Agent, to the Issuer, strictly in accordance with the relevant provisions of the Calculation Agency Agreement) for any determination of whether or not an adjustment to the Conversion Price is required or should be made nor as to the determination or calculation of any such adjustment.

6.14      Notice of Conversion Price

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Bondholders in accordance with Condition 17 and the Trustee promptly after the determination thereof.

7.          REDEMPTION AND PURCHASE

7.1        Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed on the Final Maturity Date at their principal amount together with accrued but unpaid interest up to (but excluding) such date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Conditions 7.2 or 7.3.

7.2        Redemption at the Option of the Issuer

Subject as provided in Condition 7.4, on giving not less than 30 nor more than 60 days' notice (an "Optional Redemption Notice") to the Trustee and to the Bondholders in accordance with Condition 17, the Issuer may redeem all but not some only of the Bonds on the date (the "Optional Redemption Date") specified in the Optional Redemption Notice at their principal amount, together with accrued but unpaid interest up to (but excluding) such date:

(a)          at any time on or after 17 October 2020, if the Parity Value on each of at least 20 dealing days in any period of 30 consecutive dealing days ending not earlier than 7 days prior to the giving of the relevant Optional Redemption Notice shall have equalled or exceeded USD260,000 (as verified by the Calculation Agent if so requested by the Issuer in its sole discretion); or

(b)          at any time if, prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued (which shall for this purpose include any Further Bonds).

7.3        Redemption for Taxation Reasons

Subject as provided in Condition 7.4, the Issuer may at any time, having given not less than 30 nor more than 60 days' notice (a "Tax Redemption Notice") to the Bondholders redeem (subject to the provisions of this Condition 7.3) all but not some only of the Bonds for the time being outstanding on the date (the "Tax Redemption Date") specified in the Tax Redemption Notice at their principal amount, together with accrued but unpaid interest up to (but excluding) such date, if:

(a)          immediately prior to the giving of such notice the Issuer has or will become obliged (or a Guarantor, if a demand was made under the Bonds Guarantee, would be obliged) to pay additional amounts pursuant to Condition 9 as a result of any change in, or amendment to, the laws or regulations of South Africa (in the case of the Issuer, SSL or Kroondal Operations Proprietary Limited) or the United States of America (in the case of Stillwater Mining Company) or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 19 September 2017; and

(b)          such obligation cannot be avoided by the Issuer or (as the case may be) the relevant Guarantor taking reasonable measures available to it, provided that no such Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Bonds were then due or (as the case may be) a demand under the Bonds Guarantee was made.

Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate signed by two Authorised Signatories of the Issuer stating that the obligation referred to in (a) above (with respect to the Issuer) cannot be avoided by the Issuer taking reasonable measures available to it or a certificate signed by two Authorised Signatories of the relevant Guarantor stating that the obligation referred to in (a) above (with respect to the relevant Guarantor) cannot be avoided by the relevant Guarantor taking reasonable measures available to it and (ii) an opinion of independent legal or tax advisers of recognised standing to the effect that such change or amendment has occurred and that the Issuer or (as the case may be) the relevant Guarantor has or will be obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective or has only been announced) and the Trustee shall be entitled to accept without any liability for so doing such certificate and opinion as sufficient evidence of the matters set out in (a) and (b) above in which event it shall be conclusive and binding on the Bondholders.

On the Tax Redemption Date, the Issuer shall (subject to provisions of this Condition 7.3) redeem the Bonds at their principal amount, together with accrued interest to such date.

Notwithstanding the foregoing provisions of this Condition 7.3, if the Issuer gives a Tax Redemption Notice, each Bondholder will have the right to elect that his or her Bonds shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of interest to be made on such Bonds which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts of such interest on such Bonds shall be made subject to the deduction or withholding of any South African or (as the case may be) United States taxation required to be withheld or deducted from time to time. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying, Transfer and Conversion Agent a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of any Paying, Transfer and Conversion Agent on or before the day falling ten days prior to the Tax Redemption Date.

References in this Condition 7.3 to South Africa or the United States of America shall be deemed also to refer to any jurisdiction in respect of which any undertaking or covenant equivalent to that in Condition 9 is given pursuant to the Trust Deed, (except that as regards such jurisdiction the words "becomes effective on or after 19 September 2017" at paragraph 7.3(a) above shall be replaced with the words "becomes effective after, and has not been announced on or before, the date on which any undertaking or covenant equivalent to that in Condition 9 was given pursuant to the Trust Deed)" and references in this Condition 7.3 to additional amounts payable under Condition 9 shall be deemed also to refer to additional amounts payable under any such undertaking or covenant.

7.4        Optional Redemption and Tax Redemption Notices

The Issuer shall not give an Optional Redemption Notice pursuant to Condition 7.2(b) or a Tax Redemption Notice at any time during a Change of Control Period or Issuer Change of Control Period and any such notice purported to be given by the Issuer during such period shall be invalid and of no effect and the relevant redemption shall not be made. In addition, if the Issuer has, prior to the commencement of a Change of Control Period or Issuer Change of Control Period given an Optional Redemption Notice pursuant to Condition 7.2(b) or a Tax Redemption Notice which specifies a date for redemption which falls in a Change of Control Period or in an Issuer Change of Control Period or within the period of 21 days following the end of a Change of Control Period or Issuer Change of Control Period, such notice shall be deemed to be immediately rescinded upon commencement of the relevant Change of Control Period or Issuer Change of Control Period (as the case may be) and shall have no effect and the relevant redemption shall not be made. Any Optional Redemption Notice or Tax Redemption Notice shall be irrevocable. Any such notice shall specify (a) the Optional Redemption Date or, as the case may be, the Tax Redemption Date, which shall be a London business day (b) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the Closing Price of the Ordinary Shares, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice or, as the case may be, the Tax Redemption Notice, (c) the last day on which Conversion Rights may be exercised by Bondholders, and (d) the amount of accrued interest payable in respect of each Bond on the Optional Redemption Date or Tax Redemption Date, as the case may be.

7.5         Redemption at the Option of Bondholders upon a Change of Control or Issuer Change of Control

Following the occurrence of a Change of Control or Issuer Change of Control (as defined below), the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Change of Control Put Date at its principal amount, together with accrued and unpaid interest up to (but excluding) such date. To exercise such right, the holder of the relevant Bond must deliver the Certificate evidencing such Bond to the specified office of any Paying, Transfer and Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Conversion Agent (a "Change of Control Put Exercise Notice"), at any time during the Change of Control Period or the Issuer Change of Control Period (as applicable). The "Change of Control Put Date" shall be the fourteenth London business day after the expiry of the Change of Control Period or the Issuer Change of Control Period (as applicable).

Payment in respect of any such Bond shall be made by transfer to a USD account of the payee as specified by the relevant Bondholder in the relevant Change of Control Put Exercise Notice.

A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Change of Control Put Exercise Notices delivered as aforesaid on the Change of Control Put Date; provided however that if, prior to the Change of Control Put Date, any such Bond becomes immediately due and payable or, upon due presentation of the Certificate representing any such Bond on the Change of Control Put Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying, Transfer and Conversion Agent shall return such Certificate to the Holder by uninsured first class mail (airmail if overseas) at the address specified by such Holder in the relevant Change of Control Put Exercise Notice.

An “Issuer Change of Control” event shall occur if:

(i)           (x) an offer is made to all (or as nearly as may be practicable all) holders of fully paid ordinary shares in the capital of the Issuer (the “Issuer Shareholders”) (or all (or as nearly as may be practicable all) such Issuer Shareholders other than the offeror and/or any parties acting in concert (as defined in Section 117 of the Companies Act) with the offeror), to acquire all or a majority of the issued ordinary share capital of the Issuer or if any Person proposes a Scheme of Arrangement with regard to such acquisition and (y) (such offer or Scheme of Arrangement having become or been declared unconditional in all respects or having become effective) the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer has or will become unconditionally vested in the offeror and/or any such parties as aforesaid; or

(ii)          any Person and/or parties acting in concert (defined as aforesaid), in each case other than SSL, shall own, acquire or control (or have the right to own, acquire or control) more than 50 per cent of the issued ordinary share capital of the Issuer or the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer.

7.6        Redemption at the Option of Bondholders upon a De-listing Event

Within 14 days after the occurrence of a De-Listing Event, the Issuer shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 17 (a "De-listing Event Notice").

The De-Listing Event Notice shall specify:

(a)         the Conversion Price and the Volume Weighted Average Price of an Ordinary Share as at the latest practicable date prior to the publication of such notice;

(b)         the last day of the De-Listing Event Period;

(c)         the De-Listing Event Put Date; and

(d)         such other information relating to the De-Listing Event as the Trustee may require.

Following the occurrence of a De-Listing Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the relevant De-Listing Event Put Date at its principal amount, together with accrued and unpaid interest to (but excluding) such date. To exercise such right, the holder of the relevant Bond must deliver the Certificate evidencing such Bond to the specified office of any Paying, Transfer and Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Conversion Agent (a "De-listing Event Put Exercise Notice"), at any time during the De-Listing Event Period. The "De-listing Event Put Date" shall be the fourteenth London business day after the expiry of the De-listing Event Period.

Payment in respect of any such Bond shall be made by transfer to a USD account of the payee as specified by the relevant Bondholder in the relevant De-listing Event Put Exercise Notice.

A De-listing Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of De-listing Event Put Exercise Notices delivered as aforesaid on the De-listing Event Put Date; provided however that if, prior to the De-listing Event Put Date, any such Bond becomes immediately due and payable or, upon due presentation of the Certificate representing any such Bond on the De-listing Event Put Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying, Transfer and Conversion Agent shall return such Certificate to the Holder by uninsured first class mail (airmail if overseas) at the address specified by such Holder in the relevant De-listing Event Put Exercise Notice.

7.7        Purchase

Subject to the requirements (if any) of any stock exchange on which the Bonds may be admitted to listing and trading at the relevant time and subject to compliance with applicable laws and regulations, the Issuer, any Guarantor or any member of the Group may at any time purchase any Bonds in the open market or otherwise at any price. Such Bonds may be held, re-sold or reissued or, at the option of the relevant purchaser, surrendered to any Paying, Transfer and Conversion Agent for cancellation. The Bonds so purchased, while held by or on behalf of the Issuer, a Guarantor or any member of the Group, shall not entitle the holder to vote at any meetings of the Bondholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of Bondholders for the purpose of Condition 14.1.

7.8        Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised will be cancelled and may not be reissued or resold. Bonds purchased by the Issuer, a Guarantor or any member of the Group may be held, re-sold or reissued or, at the option of the relevant purchaser, surrendered to the Principal Paying, Transfer and Conversion Agent for cancellation and, if so surrendered, may not be reissued or re-sold.

7.9        Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 7, the first of such notices to be given shall prevail.

8.          PAYMENTS

8.1        Principal

Save as otherwise expressly provided, payment of principal in respect of the Bonds and payment of accrued interest payable on redemption of the Bonds (other than interest payable on an Interest Payment Date) will be made to the Persons shown in the Register at the close of business on the Record Date, subject to surrender (or in the case of partial payment only, endorsement) of the Certificate evidencing the relevant Bond, at the specified office of any Paying, Transfer and Conversion Agent.

8.2        Interest and Other Amounts

(a)         Payments of interest due on any Interest Payment Date will be made to the Persons shown in the Register at close of business on the Record Date.

(b)         Payments of all amounts other than as provided in Conditions 8.1 and 8.2(a) will be made as provided in these Conditions.

8.3        Payments

Each payment in respect of the Bonds pursuant to Condition 8.1 and Condition 8.2(a) will be made by transfer to a USD account maintained by the payee.

Payment instructions (for value on the due date or, if that is not a business day in London, for value the first following day which is a business day in London) will be initiated on the business day in London preceding the due date for payment or, in the case of payments referred to in Condition 8.1, if later, on the business day in the place of the specified office of the Paying, Transfer and Conversion Agent to which the Certificate evidencing the relevant Bond is surrendered as specified in Condition 8.1 (for value the next following business day in London).

8.4        Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases, but without prejudice to Condition 9, (i) to any applicable fiscal or other laws and regulations applicable thereto in the place of payment and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof or any law implementing an intergovernmental approach thereto (or any fiscal or regulatory legislation, rules or practice implementing such an intergovernmental agreement). No commissions or expenses shall be charged to Bondholders in respect of such payments.

8.5        Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (a) as a result of the due date not being a business day, (b) if the Bondholder is late in surrendering the Certificate evidencing the relevant Bond (where such surrender is required pursuant to these Conditions as a precondition to payment).

8.6        Business Days

In this Condition, "business day" means a day (other than a Saturday or Sunday) in London and (where surrender of the Certificate evidencing the relevant Bond is required pursuant to these Conditions as a precondition to payment) in the place of the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Certificate is surrendered.

8.7        Paying, Transfer and Conversion Agents, etc.

The initial Paying, Transfer and Conversion Agents and Registrar and their initial specified offices are listed below. The Issuer and each Guarantor reserve the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying, Transfer and Conversion Agent and the Registrar and appoint additional or other Paying, Transfer and Conversion Agents or another Registrar, provided that the Issuer and the Guarantors will maintain:

(a)           a Principal Paying, Transfer and Conversion Agent; and

(b)           a Registrar with a specific office outside the United Kingdom.

Notice of any change in the Paying, Transfer and Conversion Agents or the Registrar or their specified offices will promptly be given by the Issuer to the Bondholders in accordance with Condition 17.

The Issuer and each Guarantor reserve the right under the Calculation Agency Agreement at any time to vary or terminate the appointment of the Calculation Agent and appoint any additional or other Calculation Agent, provided that each of the Issuer and the Guarantors will use all commercially reasonable endeavours to maintain a Calculation Agent which is a financial institution of international repute or a financial adviser with appropriate expertise. If, notwithstanding such commercially reasonable endeavours, the Issuer and the Guarantors are unable to maintain such Calculation Agent, the Issuer or a Guarantor may itself act as Calculation Agent for the purposes of these Conditions.

8.8        No charges

Neither the Registrar nor the Paying, Transfer and Conversion Agents shall make or impose on a Bondholder any charge or commission in relation to any payment, exchange, transfer or conversion in respect of the Bonds.

8.9        Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

The Bonds on issue will be evidenced by a global Certificate (the "Global Certificate") registered in the name of, and held by a nominee on behalf of, a common depositary for Euroclear Bank SA/NV and/or Clearstream Banking S.A. (the "Clearing Systems"). All payments in respect of Bonds evidenced by the Global Certificate will be made in accordance with the standard procedures of the Clearing Systems to, or to the order of, the Person whose name is entered in the Register at the close of business on the Clearing System Business Day immediately prior to the date of payment, where "Clearing System Business Day" means Monday to Friday inclusive except 25 December and 1 January.

9.          TAXATION

All payments of principal, interest and any other amounts by or on behalf of the Issuer or a Guarantor in respect of the Bonds shall be made free and clear of, and without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within South Africa or the United States of America or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or (as the case may be) the relevant Guarantor shall pay such additional amounts as will result in receipt by the Bondholders of such amounts, after such withholding or deduction, as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Bond:

(a)          to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of its having some connection with the jurisdiction (including but not limited to having a permanent establishment or being a tax resident therein) by which such taxes, duties, assessments or charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Bond; or

(b)          where presentation and surrender of a Certificate evidencing a Bond is required pursuant to these Conditions, if the Certificate is surrendered more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amount on surrendering the Certificate for payment on the last day of such period of 30 days; or

(c)          on account of any applicable taxes, duties, assessments or charges that would not have been imposed but for the failure of the holder or beneficial owner to provide a declaration of non-residence or other similar claim or certification concerning nationality, residency or identity or other similar form for exemption or to present any applicable form or certificate that is required or imposed by statute, treaty, regulation or administrative practice, in each case, within a reasonable period of time following a timely and reasonable written request from the Issuer; provided that the holder or beneficial owner is legally entitled to provide such declaration, claim form or certificate and that upon the making of such declaration or claim or presentation of such form or certificate, the holder or beneficial owner would have been able to avoid such deduction or withholding.

References in these Conditions to principal and/or interest and/or any other amounts payable in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

In accordance with Condition 7.3, the provisions of this Condition 9 shall not apply in respect of any payments of interest which fall due after the relevant Tax Redemption Date in respect of any Bonds which are the subject of a Bondholder election pursuant to Condition 7.3.

Notwithstanding any other provision of these Conditions, any amounts to be paid on the Bonds by or on behalf of the Issuer, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a "FATCA Withholding"). Neither the Issuer nor any other person will be required to pay any additional amounts in respect of FATCA Withholding.

If the Issuer or a Guarantor becomes subject at any time to any taxing jurisdiction other than South Africa or the United States of America respectively, references in these Conditions to South Africa or the United States of America shall be construed as references to South Africa or (as the case may be) the United States of America and/or such other jurisdiction.

10.        EVENTS OF DEFAULT

Each of the following is an "Event of Default":

(a)          default for 30 days in any payment of interest on any Bond when due;

(b)          default in the payment of principal of or premium, if any, on any Bond when due at its Final Maturity Date, upon optional redemption, upon required repurchase or redemption, upon declaration or otherwise;

(c)          failure by the Issuer or any Guarantor to comply with any of its other obligations under the Bonds and/or the Trust Deed for 60 days after the Trustee has given written notice thereof to the Issuer and the Guarantors;

(d)          default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer, any Guarantor or any of SSL’s Material Subsidiaries (or the payment of which is Guaranteed by the Issuer, any Guarantor or any of SSL’s Material Subsidiaries), whether such Indebtedness or Guarantee exists on or is created after the Closing Date, which default:

(i)           is caused by a failure to pay principal of such Indebtedness at final maturity thereof after giving effect to any applicable grace periods provided in such Indebtedness and such failure to make any payment has not been waived or the maturity of such Indebtedness has not been extended (a "payment default"); or

(ii)         results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates U.S.$50.0 million or more (or its foreign currency equivalent);

(e)          failure by the Issuer, any Guarantor or any Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of U.S.$50.0 million (or its foreign currency equivalent) (net of any amounts with respect to which a reputable and solvent insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final and non-appealable (the "judgment default provision");

(f)           the Issuer, any Guarantor or a Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary, other than in connection with solvent reconstructions or reorganisations pursuant to or within the meaning of any Bankruptcy Law:

(i)           commences proceedings to be adjudicated bankrupt or insolvent or unable to pay its debts;

(ii)          consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, compromise, reorganisation, dissolution, winding up or relief under applicable Bankruptcy Law;

(iii)        consents to the appointment of a custodian, receiver, interim receiver, business rescue practitioner, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)        makes a general assignment or compromise for the benefit of its creditors; or

(v)          generally is not paying its debts as they become due;

(g)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)           is for relief against the Issuer, any Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuer, any such Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent or unable to pay its debts;

(ii)          appoints a custodian, receiver, business rescue practitioner, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, any Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, any Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(iii)        orders the liquidation, business rescue, dissolution, readjustment or compromise of debt, reorganisation or winding up of the Issuer, or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(h)          the Bonds Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Bonds Guarantee.

If an Event of Default occurs and is continuing, then the Trustee at its discretion may and, if so requested in writing by Holders of at least one quarter of the aggregate principal amount of the outstanding Bonds or if so directed by an Extraordinary Resolution, shall (subject, in all cases, to the Trustee having been indemnified and/or secured and/or pre-funded to its satisfaction) give written notice to the Issuer specifying the Event of Default and declaring the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Bonds to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Bonds because an Event of Default described in clause (d) above has occurred and is continuing, the declaration of acceleration of the Bonds shall be automatically annulled if the default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by the Issuer or any of its Material Subsidiaries or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Bonds would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except non-payment of principal, premium, if any, or interest on the Bonds that became due solely because of the acceleration of the Bonds, have been cured or waived. The Holders may, (i) by notice in writing signed by a clear majority in principal amount of Bonds then outstanding to the Trustee or (ii) by an Extraordinary Resolution, direct the Trustee, on behalf of the holders of all of the Bonds, to waive any past or existing defaults or Events of Default except with respect to non-payment of principal, premium or interest and rescind any such acceleration with respect to the Bonds and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Bonds that have become due solely by such declaration of acceleration, have been cured or waived.

11.        UNDERTAKINGS

Whilst any Conversion Right remains exercisable, SSL will (other than in the case of Condition 11(g) and 11(k)), and (in the case of Condition 11(g) and 11(k) only) the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(a)          not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(iii)         pursuant to a Scheme of Arrangement involving a reduction and cancellation of Ordinary Shares and the issue to Shareholders of an equal number of Ordinary Shares by way of capitalisation of profits or reserves; or

(iv)         pursuant to a Newco Scheme; or

(v)          by the allotment and issue of fully paid Ordinary Shares or other Securities to the Shareholders and other holders of shares in the capital of SSL which by their terms entitle the holders thereof to receive Ordinary Shares or other Securities on a capitalisation of profits or reserves; or

(vi)         by the allotment and issue of Ordinary Shares paid up in full out of profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a Dividend; or

(vii)        by the allotment and issue of fully paid Equity Share Capital (other than Ordinary Shares) to the holders of Equity Share Capital of the same class and other holders of shares in the capital of SSL which by their terms entitle the holders thereof to receive Equity Share Capital (other than Ordinary Shares); or

(viii)       by the allotment and issue of Ordinary Shares or any Equity Share Capital pursuant to any black economic empowerment transaction; or

(ix)         by the allotment and issue of Ordinary Shares or any Equity Share Capital to, or for the benefit of, any employee or former employee, director or executive holding or formerly holding executive office of SSL or any of its Subsidiaries or any associated company or to trustees or nominees to be held for the benefit of any such Person, in any such case pursuant to an employee, director or executive share or option scheme whether for all employees, directors, or executives or any one or more of them, unless, in any such case, the same constitutes a Dividend or otherwise gives (or, in the case of an issue or payment up of Securities in connection with a Change of Control, gives or will give, as the case may be) rise (or would, but for the provisions of Condition 6.7 relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price;

(b)          not in any way modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of Equity Share Capital carrying any rights which are more favourable than such rights attaching to the Ordinary Shares but so that nothing in this Condition 11(b) shall prevent:

(i)           the issue of any Equity Share Capital to employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such Person or the spouse or relative of any such Person) whether of SSL or any of SSL's Subsidiaries or associated companies by virtue of their office or employment pursuant to any scheme or plan approved by SSL or which is established pursuant to such a scheme or plan which is or has been so approved; or

(ii)          any consolidation, reclassification/redesignation or subdivision of the Ordinary Shares or the conversion of any Ordinary Shares into stock or vice versa; or

(iii)         any modification of such rights which is not, in the determination of an Independent Adviser, materially prejudicial to the interests of the holders of the Bonds; or

(iv)         any alteration to the articles of association of SSL made in connection with the matters described in this Condition 11 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Ordinary Shares, dealt with under such procedures); or

(v)          any issue of Equity Share Capital where the issue of such Equity Share Capital results or would, but for the provisions of Condition 6.7 relating to roundings or the carry forward of adjustments or, where comprising Ordinary Shares, the fact that the consideration per Ordinary Share receivable therefor is at least 95 per cent. of the Current Market Price per Ordinary Share on the relevant date, otherwise result, in an adjustment to the Conversion Price or is otherwise taken into account for the purposes of considering whether an adjustment should be made; or

(vi)         any issue of Equity Share Capital or modification of rights attaching to the Ordinary Shares, where prior thereto the Issuer shall have instructed an Independent Adviser to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Adviser shall have determined either that no adjustment is required or that an adjustment to the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly); or

(vii)        without prejudice to Condition 6.3(j) and Condition 7.5, the amendment of the articles of association of SSL following a Change of Control to ensure that any Bondholder exercising its Conversion Right after the occurrence of a Change of Control will receive the same consideration for the Ordinary Shares arising on conversion as it would have received had it exercised its Conversion Right at the time of the occurrence of the Change of Control (a "Change of Control Conversion Right Amendment");

(c)          procure that no Securities (whether issued by the Issuer, SSL or any member of the Group or procured by the Issuer, SSL or any member of the Group to be issued or issued by any other Person pursuant to any arrangement with the Issuer, SSL or any member of the Group) issued without rights to convert into, or exchange or subscribe for, Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share at the close of business on the last dealing day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 6.7 relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights;

(d)          not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on conversion of the Bonds, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(e)          not reduce its issued share capital, share premium account, or capital redemption reserve or any uncalled liability in respect thereof, or any non-distributable reserves, except:

(i)           pursuant to the terms of issue of the relevant share capital; or

(ii)          by means of a purchase or redemption of share capital of SSL to the extent, in any such case, permitted by applicable law; or

(iii)         where the reduction does not involve any distribution of assets; or

(iv)         solely in relation to a change in the currency in which the nominal value (if any) of the Ordinary Shares is expressed; or

(v)          to create distributable reserves; or

(vi)         pursuant to a Scheme of Arrangement involving a reduction and cancellation of Ordinary Shares and the issue to Shareholders of an equal number of Ordinary Shares by way of capitalisation of profits or reserves; or

(vii)        pursuant to a Newco Scheme; or

(viii)       by way of transfer to reserves as permitted under applicable law; or

(ix)         where the reduction is permitted by applicable law and the Trustee is advised by an Independent Adviser, acting as an expert and in good faith, that the interests of the Bondholders will not be materially prejudiced by such reduction; or

(x)          where the reduction is permitted by applicable law and results (or, in the case of a reduction in connection with a Change of Control, results or will result, as the case may be) in (or would, but for the provisions of Condition 6.7 relating to roundings or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is (or, in the case of a reduction in connection with a Change of Control, is or will be, as the case may be) otherwise taken into account for the purposes of determining whether such an adjustment should be made, provided that, without prejudice to the other provisions of these Conditions, SSL and the Issuer may exercise such rights as they may from time to time be entitled pursuant to applicable law to purchase, redeem or buy back its Ordinary Shares and any depositary or other receipts or certificates representing Ordinary Shares without the consent of Bondholders;

(f)           if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or any parties acting in concert (as defined in the Companies Act or any modification or re-enactment thereof)) to acquire the whole or any part of the issued Ordinary Shares, or if any Person proposes a scheme with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Principal Paying, Transfer and Conversion Agent and, where such an offer or scheme has been recommended by the Board of Directors of SSL, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights by the Bondholders and/or to the holders of the Bonds;

(g)          in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately after implementation of the Scheme of Arrangement, at its option, either Newco is substituted under the Bonds and the Trust Deed as principal obligor in place of the Issuer (with the Issuer providing a guarantee) with a total novation of relevant obligations, subject to and as provided in the Trust Deed, or Newco becomes a guarantor under the Bonds and the Trust Deed and (i) such amendments are made to these Conditions and the Trust Deed as are necessary, in the opinion of the Trustee, to ensure that (A) the Bonds may be converted into or exchanged for ordinary shares or units or equivalent in Newco as direct obligor (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed and (B) the Trust Deed and these Conditions (including, without limitation, the adjustment and related provisions (in Condition 6), the Events of Default (in Condition 10)) and the Undertakings (in this Condition 11)) provide at least the same protections and benefits to the Trustee and the Bondholders following the implementation of such Newco Scheme as they provided to the Trustee and the Bondholders prior to the implementation of the Newco Scheme, mutatis mutandis (and the Trustee shall (at the expense of the Issuer) be obliged to concur in effecting such substitution or grant of such guarantee and in either case making any such amendments, provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose new or more onerous duties or obligations upon it or expose it to further liabilities or reduce its protections) and (ii) the Ordinary Shares of Newco are admitted to listing and trading on the JSE or admitted to listing on another regulated, regularly operating, recognised stock exchange or securities market; and for so long as any Bond remains outstanding, Newco shall undertake to use its reasonable endeavours to ensure, at its own cost, that its issued and outstanding Ordinary Shares are (A) admitted to listing and trading on the JSE's Main Board or (B) admitted to listing on another internationally recognised and regulated stock exchange as Newco may determine;

(h)          use all reasonable endeavours to ensure, at its own cost, that any Ordinary Shares issued upon exercise of Conversion Rights will, as soon as is practicable, be admitted to listing and to trading on the Relevant Stock Exchange and will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in (but so that this undertaking shall be considered as not being breached as a result of a Change of Control (whether or not recommended or approved by the Board of Directors of SSL) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise, (including at the request of the Person or Persons controlling the SSL as a result of the Change of Control) a de-listing of the Ordinary Shares);

(i)           for so long as any Bond remains outstanding, use all reasonable endeavours to ensure, at its own cost, that its issued and outstanding Ordinary Shares are (A) admitted to listing and trading on the JSE's Main Board or (B) admitted to listing on another internationally recognised and regulated stock exchange as SSL may determine (but so that this undertaking shall be considered as not being breached as a result of a Change of Control (whether or not recommended or approved by the Board of Directors of SSL) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise, (including at the request of the person or persons controlling SSL as a result of the Change of Control) a de-listing of the Ordinary Shares);

(j)           if required to do so in satisfaction of its guarantee of the Conversion Rights, issue, allot, register and deliver Ordinary Shares to or as directed by the relevant Bondholder on exercise of Conversion Rights in accordance with these Conditions and at all times ensure that it has authority to issue free from pre-emptive rights or other similar rights out of its authorised but unissued share capital such number of Ordinary Shares as would enable the Conversion Rights that remain exercisable (subject to Condition 6.2), and all other rights of subscription and exchange for and conversion into Ordinary Shares, to be satisfied in full; and

(k)          use all reasonable endeavours to ensure that the Bonds are admitted to the Open Market (Freiverkehr) of the Frankfurt Stock Exchange by no later than the first Interest Payment Date and, once so admitted, to maintain such listing, provided in each case that if (in the opinion of the Issuer) obtaining or maintaining such listing is not practicable, the Issuer shall use all reasonable endeavours to obtain and maintain a listing of the Bonds on an alternative stock exchange which would enable the Issuer to make payments of interest in respect of the Bonds free from withholding or deduction for or on account of taxation in South Africa.

Each of the Issuer and the Guarantors has undertaken in the Trust Deed to deliver to the Trustee annually a certificate signed by two Authorised Signatories of the Issuer or (as the case may be)

the relevant Guarantor, as to there not having occurred an Event of Default or Potential Event of Default (as defined in the Trust Deed) since the date of the last such certificate or if such event has occurred as to the details of such event. The Trustee will be entitled to rely without liability on such certificate and shall not be obliged to independently monitor whether an Event of Default or Potential Event of Default has occurred or monitor compliance by the Issuer or SSL with the undertakings set forth in this Condition 11, nor be liable to any Person for not so doing.

12.        PRESCRIPTION

Claims against the Issuer or any Guarantor for payment in respect of the Bonds shall be prescribed and become void unless made within ten years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment and thereafter any principal, interest or other amounts payable in respect of such Bonds shall be forfeited and revert to the Issuer.

Claims in respect of any other amounts payable in respect of the Bonds shall be prescribed and become void unless made within ten years following the due date for payment thereof.

13.        REPLACEMENT OF CERTIFICATES

If any Certificate evidencing a Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of any Paying, Transfer and Conversion Agent subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

14.        MEETINGS OF BONDHOLDERS, MODIFICATION AND WAIVER, SUBSTITUTION

14.1      Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer, a Guarantor or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more Persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more Persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (a) to change the Final Maturity Date or the dates on which interest is payable in respect of the Bonds, (b) to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 7 (other than removing the right of the Issuer to redeem the Bonds pursuant to Condition 7.2 or 7.3), (c) to reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds, (d) to modify the basis for calculating the interest payable in respect of the Bonds, (e) to modify the provisions relating to, or cancel, the Conversion Rights (other than pursuant to or as a result of any amendments to these Conditions and the Trust Deed made pursuant to and in accordance with the provisions of Condition 11(g) ("Newco Scheme Modification") and other than a reduction to the Conversion Price or an increase in the number of Ordinary Shares), (f) to increase the Conversion Price (other than in accordance with these Conditions and the Trust Deed or pursuant to a Newco Scheme Modification), (g) to change the currency of Bonds or any payment in respect of the Bonds, (h) to change the governing law of the Bonds, the Trust Deed, the Agency Agreement or the Calculation Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14.3 below), (i) to modify any provision of the Bonds Guarantee or (j) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more Persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Bondholders (whether or not they were present at the meeting at which such resolution was passed).

The Trust Deed provides that (i) a resolution passed at a meeting duly convened and held by or on behalf of the holder(s) of not less than 75 per cent. of the Persons eligible to vote at such meeting, (ii) a resolution in writing (whether contained in one document or several documents in the same form) signed by or on behalf of the holders of not less than 75 per cent. in principal amount of the Bonds for the time being outstanding or (iii) consents given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holder(s) of not less than 75 per cent. in principal amount of the Bonds for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Bondholders.

No consent or approval of Bondholders shall be required in connection with any Newco Scheme Modification.

14.2      Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (a) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which, in the opinion of the Trustee, is of a formal, minor or technical nature or is made to correct a manifest error, and (b) any other modification (except such modifications set out in (a) to (i) in Condition 14.1 above) to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine that any Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, unless the Trustee agrees otherwise, shall be notified to the Bondholders promptly in accordance with Condition 17.

14.3      Substitution

The Trust Deed contains provisions permitting the Trustee to agree, without the consent of the Bondholders, to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Issuer (the "substituted obligor"), in each case, as principal debtor under the Trust Deed and the Bonds (a "Substitution"). Such Substitution shall be subject to (i) the relevant provisions of the Trust Deed, (ii) the Bonds being unconditionally and irrevocably guaranteed by the Issuer and each Guarantor (save in the case of a Guarantor which is the substituted obligor), jointly and severally and (iii) the Bonds continuing to be convertible or exchangeable into Ordinary Shares mutatis mutandis as provided in these Conditions, provided that in any such case, (A) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (B) certain other conditions set out in the Trust Deed are complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders.

In connection with a Newco Scheme, at the request of the Issuer the Trustee shall, without the requirement for any consent or approval of the Bondholders, concur with the Issuer in the substitution in place of the Issuer (or any previous substituted Issuer) as principal debtor under the Trust Deed and the Bonds of Newco pursuant to and subject to the provisions set out in Condition 11(g).

14.4      Consolidation, Amalgamation, Merger

In the case of any consolidation, amalgamation or merger of SSL with any other company (other than a consolidation, amalgamation or merger in which SSL is the continuing company), or in the case of any sale or transfer of all or, in the opinion of an Independent Adviser, substantially all of the assets of SSL, SSL (failing whom the Issuer) will forthwith give notice thereof to the Trustee and to the Bondholders in accordance with Condition 17 of such event and take such steps as shall be necessary in the opinion of an Independent Adviser (including the execution of a deed supplemental to or amending the Trust Deed) to ensure that each Bond then outstanding will (during the period in which Conversion Rights may be exercised) be convertible into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Ordinary Shares which would have become liable to be issued or transferred and delivered upon exercise of Conversion Rights immediately prior to such consolidation, amalgamation, merger, sale or transfer. The above provisions of this Condition 14.4 will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales of transfers. The Trustee shall be obliged, following receipt of a certificate signed by two authorised signatories of the Independent Adviser to the effect that the same are necessary in connection with this Condition 14.4 and provided always that such amendments, variations or waivers shall not adversely alter the rights, power or duties of the Trustee in connection with the Bonds, to take such steps and execute such documents as may be necessary to give effect to such amendments, variations or waivers and shall not have regard to the interests of any Bondholder in so doing or have any liability to any person in respect thereof.

14.5      Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) and the exercise or performance of any right, power, trust, authority, duty or discretion under or in relation to these Conditions (including, without limitation, in relation to any modification, waiver, authorisation, determination or substitution as referred to above), the Trustee shall (save as expressly provided otherwise) have regard to the interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise or performance of its trusts, powers or discretions for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other Person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders.

15.        ENFORCEMENT

The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps or action (including lodging an appeal in any proceedings) against the Issuer or any Guarantor as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Bonds unless (a) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any Person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power. No Bondholder shall be entitled to (i) take any steps or action against the Issuer or any Guarantor to enforce the performance of any of the provisions of the Trust Deed or the Bonds or (ii) take any other proceedings (including lodging an appeal in any proceedings) in respect of or concerning the Issuer or any Guarantor, in each case unless the Trustee, having become bound to take any such action, steps or proceedings, fails so to do within a reasonable period and the failure shall be continuing.

16.        THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified and/or secured and/or prefunded to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer, any Guarantor and any entity related to the Issuer or any Guarantor without accounting for any profit and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer, any Guarantor and/or any of the Issuer's Subsidiaries, to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Bondholders and to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith. The Trustee may rely, without liability to Bondholders, on a report, confirmation or certificate or any advice of the Issuer, any Guarantor, any accountants, financial advisers or financial institution or other expert (including, without limitation, an Independent Adviser), whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise and, if so relied upon, such report, confirmation or certificate or advice shall be binding on the Issuer, the Guarantors, the Trustee and the Bondholders in the absence of manifest error.

17.        NOTICES

All notices to Bondholders will be valid if published through the electronic communication system of Bloomberg. The Issuer shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such publication, or if published more than once or on different dates, on the first date on which publication is made.

Notwithstanding the above, for so long as all the Bonds are represented by the Global Certificate and the Global Certificate is deposited with, and registered in the name of a nominee for, a common depositary for Euroclear Bank SA/NV ("Euroclear") and/or Clearstream Banking S.A ("Clearstream, Luxembourg"), notices to Bondholders may instead be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for transmission to relevant accountholders and such notices shall be deemed to have been given to Bondholders on the day of delivery to Euroclear and Clearstream, Luxembourg.

If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

All notices to be given by Bondholders shall be in writing (with a copy to the Calculation Agent) and given by lodging the same, together with the Certificate representing the relevant Bonds, with the Principal Paying, Transfer and Conversion Agent or the Registrar.

Notwithstanding the foregoing, in respect of any of Bonds represented by the Global Certificate, such notice may be given by a Bondholder to the Principal Paying, Transfer and Conversion Agent or the Registrar through Euroclear and/or Clearstream, Luxembourg, as the case may be, in accordance with the operating procedures of such clearing system at the applicable time.

18.        FURTHER ISSUES

The Issuer may from time to time without the consent of the Bondholders create and issue further securities either having the same terms and conditions in all respects as the outstanding securities of any series (including the Bonds) or in all respects except for the first payment of interest on them and the first date on which Conversion Rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Bonds) (in either case, referred to herein as the "Further Bonds") or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Bonds include (unless the context requires otherwise or unless otherwise specified herein) any other securities issued pursuant to this Condition 18 and forming a single series with the Bonds, provided, if such Further Bonds are not fungible with the outstanding Bonds of the applicable series for U.S. federal income tax purposes, the further Bonds will have a separate ISIN or other identifying number from that of the outstanding Bonds. Any further securities forming a single series with the outstanding securities of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of securities of other series where the Trustee so decides.

19.        CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No Person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

20.        GOVERNING LAW

(a)          The Trust Deed, the Agency Agreement, the Calculation Agency Agreement and the Bonds and any non-contractual obligations arising out of or in connection therewith are governed by, and shall be construed in accordance with, English law.

(b)          The courts of England have non-exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with the Bonds, the Trust Deed, the Agency Agreement or the Calculation Agency Agreement (including a dispute regarding any non-contractual obligation arising out of or in connection with any of the foregoing).

(c)          Each of the Issuer and the Guarantors agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

(d)          Notwithstanding Condition 20(b), the Trustee and any Bondholder may take proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, Bondholders may take concurrent Proceedings in any number of jurisdictions.

(e)          Each of the Issuer and the Guarantors agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Hackwood Secretaries Limited at One Silk Street, London EC2Y 8HQ, United Kingdom, or to such other Person with an address in England or Wales and/or at such other address in England or Wales as the Issuer or the Guarantors may specify by notice in writing to the Bondholders. Nothing in this paragraph shall affect the right of any Bondholder to serve process in any other manner permitted by law. This Condition applies to Proceedings in England and to Proceedings elsewhere.